CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                    Depositor

                           DLJ MORTGAGE CAPITAL, INC.,

                                     Seller

                          WILSHIRE CREDIT CORPORATION,

                                    Servicer

                             VESTA SERVICING, L.P.,

                                Special Servicer

                                       and

                            THE CHASE MANHATTAN BANK,

                                     Trustee

--------------------------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 1, 2001

--------------------------------------------------------------------------------

                           CSFB TRUST SERIES 2001-S15
            CSFB MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-S15

                                                 Table of Contents
                                                                                                               Page
                                                                                                               ----
ARTICLE I
         DEFINITIONS.............................................................................................10

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS;
         REPRESENTATIONS AND WARRANTIES..........................................................................61
         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................61
         SECTION 2.02.     Acceptance by the Trustee.............................................................67
         SECTION 2.03.     Representations and Warranties of the Seller, the Special Servicer and
                           Servicer..............................................................................69
         SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage
                           Loans.................................................................................72
         SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions.......................72
         SECTION 2.06.     Execution and Delivery of Certificates; Conveyance of Uncertificated
                           REMIC Regular Interests...............................................................72
         SECTION 2.07.     REMIC Matters.........................................................................73
         SECTION 2.08.     Covenants of the Servicer.............................................................74

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF MORTGAGE LOANS.......................................................................................75
         SECTION 3.01.     Servicer to Service Mortgage Loans....................................................75
         SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicers..........................77
         SECTION 3.03.     [Reserved]............................................................................78
         SECTION 3.04.     Trustee to Act as Servicer; The Special Servicer......................................78
         SECTION 3.05.     Collection of Mortgage Loans; Collection Accounts; Certificate
                           Account; Pre-Funding Account; Capitalized Interest Account............................79
         SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted
                           Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other
                           Charges; Simple Interest Excess Sub-Accounts; Deposits in Simple Interest Excess
                           Sub-Accounts..........................................................................83
         SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                           Mortgage Loans; Inspections...........................................................85
         SECTION 3.08.     Permitted Withdrawals from the Collection Accounts and Certificate
                           Account...............................................................................85
         SECTION 3.09.     Maintenance of Hazard Insurance and Mortgage Impairment
                           Insurance; Claims; Restoration of Mortgaged Property..................................87


                                                         i




         SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption Agreements.............................88
         SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain
                           Mortgage Loans........................................................................89
         SECTION 3.12.     Trustee to Cooperate; Release of Mortgage Files.......................................93
         SECTION 3.13.     Documents, Records and Funds in Possession of the Servicer to be
                           Held for the Trustee..................................................................94
         SECTION 3.14.     Servicing Fee.........................................................................95
         SECTION 3.15.     Access to Certain Documentation.......................................................95
         SECTION 3.16.     Annual Statement as to Compliance.....................................................95
         SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement;
                           Financial Statements..................................................................96
         SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions Insurance.......................96
         SECTION 3.19.     Duties of the Loss Mitigation Advisor.................................................97
         SECTION 3.20.     Limitation Upon Liability of the Loss Mitigation Advisor..............................97
         SECTION 3.21.     Maintenance of Pool Insurance Policy..................................................98
         SECTION 3.22.     Maintenance of Special Hazard Insurance Policy........................................98

ARTICLE IV

         DISTRIBUTIONS AND
         ADVANCES BY THE SERVICER...............................................................................100
         SECTION 4.01.     Advances by the Servicer.............................................................100
         SECTION 4.02.     Priorities of Distribution...........................................................100
         SECTION 4.03.     [Reserved]...........................................................................106
         SECTION 4.04.     [Reserved]...........................................................................106
         SECTION 4.05.     Allocation of Realized Losses........................................................106
         SECTION 4.06.     Monthly Statements to Certificateholders.............................................107
         SECTION 4.07.     Certificate Insurer; Policy Matters..................................................109
         SECTION 4.08.     Distributions on the Uncertificated REMIC 1 Regular Interests........................112
         SECTION 4.09.     Distributions on the Uncertificated REMIC 2 Regular Interests........................115
         SECTION 4.10.     Basis Risk Reserve Fund..............................................................117
         SECTION 4.11.     Prepayment Penalties.................................................................118

ARTICLE V

         THE CERTIFICATES.......................................................................................119
         SECTION 5.01.     The Certificates.....................................................................119
         SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                           Certificates.........................................................................120
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................124
         SECTION 5.04.     Persons Deemed Owners................................................................124
         SECTION 5.05.     Access to List of Certificateholders' Names and Addresses............................124


                                                        ii




         SECTION 5.06.     Maintenance of Office or Agency......................................................125

ARTICLE VI

         THE DEPOSITOR, THE SELLER AND THE SERVICER.............................................................126
         SECTION 6.01.     Respective Liabilities of the Depositor, the Sellers and the Servicers...............126
         SECTION 6.02.     Merger or Consolidation of the Depositor, the Seller or the Servicer.................126
         SECTION 6.03.     Limitation on Liability of the Depositor, the Seller, the Servicer and Others........126
         SECTION 6.04.     Limitation on Resignation of the Servicer............................................127

ARTICLE VII

         DEFAULT................................................................................................127
         SECTION 7.01.     Events of Default....................................................................127
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................129
         SECTION 7.03.     Notification to Certificateholders...................................................130
         SECTION 7.04.     Termination by the Certificate Insurer...............................................131

ARTICLE VIII

         CONCERNING THE TRUSTEE.................................................................................133
         SECTION 8.01.     Duties of the Trustee................................................................133
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................134
         SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans................................135
         SECTION 8.04.     Trustee May Own Certificates.........................................................135
         SECTION 8.05.     Trustee's Fees and Expenses..........................................................135
         SECTION 8.06.     Eligibility Requirements for the Trustee.............................................136
         SECTION 8.07.     Resignation and Removal of the Trustee...............................................136
         SECTION 8.08.     Successor Trustee....................................................................137
         SECTION 8.09.     Merger or Consolidation of the Trustee...............................................137
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................137
         SECTION 8.11.     Tax Matters..........................................................................139
         SECTION 8.12.     Periodic Filings.....................................................................141

ARTICLE IX

         TERMINATION............................................................................................142
         SECTION 9.01.     Termination upon Liquidation or Purchase of the Mortgage Loans.......................142
         SECTION 9.02.     Final Distribution on the Certificates...............................................142
         SECTION 9.03.     Additional Termination Requirements..................................................143



                                                        iii




ARTICLE X

         MISCELLANEOUS PROVISIONS...............................................................................144
         SECTION 10.01.             Amendment...................................................................144
         SECTION 10.02.             Recordation of Agreement; Counterparts......................................146
         SECTION 10.03.             Governing Law...............................................................146
         SECTION 10.04.             [Reserved]..................................................................146
         SECTION 10.05.             Notices.....................................................................146
         SECTION 10.06.             Severability of Provisions..................................................147
         SECTION 10.07.             Assignment..................................................................147
         SECTION 10.08.             Limitation on Rights of Certificateholders..................................148
         SECTION 10.09.             Certificates Nonassessable and Fully Paid...................................148


EXHIBITS
         EXHIBIT A.                 Form of Class A Certificates................................................A-1
         EXHIBIT B.                 Form of Subordinate Certificate.............................................B-1
         EXHIBIT C.                 Form of Residual Certificate................................................C-1
         EXHIBIT D.                 Form of Notional Amount Certificate.........................................D-1
         EXHIBIT E.                 Form of Principal Only Certificate..........................................E-1
         EXHIBIT F.                 Form of Class P Certificate.................................................F-1
         EXHIBIT G.                 Form of Reverse Certificates................................................G-1
         EXHIBIT H.                 Form of Initial Certification (and Subsequent Certification) of
                                    Custodian...................................................................H-1
         EXHIBIT I.                 Form of Final Certification of Custodian....................................I-1
         EXHIBIT J.                 Transfer Affidavit..........................................................J-1
         EXHIBIT K.                 Form of Transferor Certificate..............................................K-1
         EXHIBIT L.                 Form of Investment Letter (Non-Rule 144A)...................................L-1
         EXHIBIT M.                 Form of Rule 144A Letter....................................................M-1
         EXHIBIT N.                 Request for Release.........................................................N-1
         EXHIBIT O.                 Subsequent Transfer Agreement...............................................O-1
         EXHIBIT P-1.               Form of Collection Account Certification..................................P-1-1
         EXHIBIT P-2.               Form of Collection Account Letter Agreement...............................P-2-1
         EXHIBIT Q-1.               Form of Escrow Account Certification......................................Q-1-1
         EXHIBIT Q-2.               Form of Escrow Account Letter Agreement...................................Q-2-1
         EXHIBIT R.                 Form of Monthly Remittance Advice...........................................R-1
         EXHIBIT S.                 Form of Custodial Agreement.................................................S-1
         EXHIBIT T.                 Form of Certificate Insurance Policy........................................T-1
         EXHIBIT U.                 Pool Insurance Policy.......................................................U-1
         EXHIBIT V.                 Special Hazard Insurance Policy.............................................V-1
         SCHEDULE I                 Mortgage Loan Schedule......................................................I-1
         SCHEDULE II                Seller's Representations and Warranties....................................II-1
         SCHEDULE III               Special Servicer's Representations and Warranties.........................III-1
         SCHEDULE IV                Servicer's Representations and Warranties..................................IV-1
         SCHEDULE V                 Representations and Warranties for the Mortgage Loans.......................V-1
         SCHEDULE VI                Class II-A-IO Notional Amount..............................................VI-1

                  THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2001, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL , INC., a Delaware corporation, as Seller (the "Seller"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as the Servicer (in such capacity, the "Servicer"), VESTA SERVICING, L.P., as the special servicer (the "Special Servicer") and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                                 WITNESSETH THAT

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

                                     REMIC 1
                                     -------

                  As provided herein, an election will be made to treat the segregated pool of assets consisting of the Mortgage Loans and certain other assets (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 1. The Class A-R-1 Certificates will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC 1 Pass-Through Rate and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC 1 (the "Uncertificated REMIC 1 Regular Interests"). None of the Uncertificated REMIC 1 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the Uncertificated REMIC 1 Regular Interests will be the Latest Possible Maturity Date as defined herein.


                         Uncertificated REMIC 1        Initial Uncertificated
   Designation             Pass-Through Rate                   Balance

----------------    ------------------------------   --------------------------

       I-LT                   Variable(1)            $             95,951,067.40
      I-LT-P                  Variable(1)            $                    100.00
      A-R-1                   Variable(2)            $                    100.00
      I-LT-R                  Variable (1)           $                    200.00
      II-LTA                  Variable(1)            $             68,131,750.00
      II-LTB                  Variable (1)           $              1,875,749.00
      II-LTC                  Variable (1)           $              1,874,063.00
      II-LTD                  Variable (1)           $              1,874,063.00
      II-LTE                  Variable (1)           $              3,748,125.00
      II-LTF                  Variable (1)           $              3,748,125.00
      II-LTG                  Variable (1)           $              3,748,125.00
___________________

(1)      Calculated as provided in the definition of Uncertificated Pass-Through
         Rate.

(2)      Calculated as provided in the definition of Pass-Through Rate.

                                     REMIC 2
                                     -------

                  As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 1 Regular Interests (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 2. The Class A-R-2 Certificates will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC 2 Pass-Through Rate and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC 2 (the "Uncertificated REMIC 2 Regular Interests"). None of the Uncertificated REMIC 2 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G- 1(a)(4)(iii)) of each of the Uncertificated REMIC 2 Regular Interests will be the Latest Possible Maturity Date as defined herein.




                         Uncertificated REMIC 2        Initial Uncertificated
    Designation            Pass-Through Rate              Principal Balance

----------------    ------------------------------   --------------------------
      MT-I-A1                 Variable (1)           $             73,015,039.00
      MT-I-A3                 Variable (1)           $              2,441,197.00
      MT-I-A4                 Variable (1)           $              7,301,504.00
      MT-I-B1                 Variable (1)           $              8,635,632.00
      MT-I-B2                 Variable (1)           $              4,557,695.40
       MT-I-R                 Variable (1)           $                    100.00
      MT-I-P                  Variable (1)           $                    100.00
       A-R-2                  Variable (2)           $                    100.00
      MT-II-1                 Variable (1)           $             83,300,000.00
      MT-II-2                 Variable (1)           $                626,875.00
      MT-II-3                 Variable (1)           $                 91,375.00
      MT-II-4                 Variable (1)           $                 78,625.00
      MT-II-5                 Variable (1)           $                 53,125.00
      MT-II-6                 Variable (1)           $                850,000.00
     MT-II-IO                    7.00%               $                  0.00 (3)
___________________

(1)      Calculated as provided in the definition of Uncertificated Pass-Through
         Rate.

(2)      Calculated as provided in the definition of Pass-Through Rate.

(3) Will not have an Uncertificated Principal Balance but will accrue interest on an "Uncertificated Notional Amount" as defined herein.

                                     REMIC 3
                                     -------

                  As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests (exclusive of the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class A-R-3 Certificates will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law.

                  The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount). The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each Class of Certificates shall be the Latest Possible Maturity Date as defined herein.

                                                                                                       Integral
                                                                                                     Multiples in
                            Class Certificate             Pass-Through              Minimum           Excess of
                                 Balance                      Rate               Denomination          Minimum
                                 -------                      ----               ------------          -------
Class I-A-1                   $73,015,039.00             Adjustable (1)             $25,000               $1
Class I-A-2                            (2)               Adjustable (1)            $100,000               $1
Class I-A-3                   $ 2,441,197.00                0.00%(3)                $25,000               $1
Class I-A-4                   $ 7,301,504.00             Adjustable (1)             $25,000               $1
Class P                       $       100.00             Variable (4)                  $100               N/A
Class A-R-1                   $       100.00             Variable (4)                  $100               N/A
Class A-R-2                   $       100.00             Variable (4)                  $100               N/A
Class A-R-3                   $       100.00             Variable (4)                  $100               N/A
Class I-B-1                   $ 8,635,632.00             Variable (5)               $25,000               $1
Class I-XB-1                           (2)                  7.75%                  $100,000               $1
Class I-B-2                   $ 4,557,695.40             Variable (5)               $25,000               $1
Class I-XB-2                           (2)                  8.25%                  $100,000               $1
Class II-A-1                  $62,687,500.00             Adjustable (1)             $25,000
Class II-A-IO                          (6)                  7.00%                  $100,000               $1
Class II-M-1                  $ 9,137,500.00             Adjustable (1)             $25,000               $1
Class II-M-2                  $ 7,862,500.00             Adjustable (1)             $25,000               $1
Class II-B                    $ 5,312,500.00             Adjustable (1)             $25,000               $1
Class II-X                             (7)               Adjustable (8)             $25,000               $1

_______________

(1) The Class I-A-1, Class I-A-2, Class I-A-4, Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates are adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to a cap and a floor.

(2) These Certificates are interest only certificates, will have no principal balance and will accrue interest on their related notional amount. The initial notional amounts of the Class I-A-2, Class I-XB-1 and Class I-XB-2 Certificates will be approximately $80,316,543.00 $1,259,130.86, and $348,042.00.00, respectively. For federal income tax purposes, however, the initial notional amounts of the Class I-XB-1 and Class I-XB-2 Certificates will be approximately $8,635,632.00 and $4,557,695.40, respectively.

(3) The Class I-A-3 Certificates will not receive any distributions of interest.

(4) The initial pass-through rates on the Class P, Class A-R-1, Class A-R-2 and Class A-R-3 Certificates will be approximately 8.8834% per annum and will vary after the first Distribution Date.

(5) The initial pass-through rates on the Class I-B-1 and Class I-B-2 Certificates will be approximately 7.75% and 8.25%, respectively per annum and will vary after the first Distribution Date.

(6) These Certificates are interest only certificates, will have no principal balance and will accrue interest on their related notional amount for the first 36 Distribution Dates. For any Distribution Date, the notional amount of the Class II-A-IO Certificates will be equal to the lesser of (i) the Notional Amount for such Distribution Date and
         (ii) the Group II Aggregate Collateral Balance immediately prior to such Distribution Date. The initial notional amount of the Class II-A-IO Certificates is $16,868,250.00.

(7) The Class II-X Certificates will have no principal balance and will accrue interest on its notional amount. For any Distribution Date, the notional amount of the Class II-X Certificates will be equal to the Group II Aggregate Collateral Balance immediately prior to such Distribution Date. The initial notional amount of the Class II-X Certificates is $85,000,000.00.

(8) The Class II-X Certificates are adjustable rate and will accrue interest on a notional amount.

         Set forth below are designations of Classes of Certificates to the categories used herein:


Book-Entry Certificates......................... All Classes of Certificates other than the Physical
                                                 Certificates.

ERISA-Restricted Certificates................... Class A-R, Class P and Class II-X Certificates.

Group I Certificates............................ Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
                                                 Class A-R, Class P, Class I-B-1, Class I-XB-1, Class I-
                                                 B-2 and Class I-XB-2 Certificates.

Group II Certificates........................... Class II-A-1, Class II-A-IO, Class II-M-1, Class II-M-
                                                 2, Class II-B and Class II-X Certificates.

LIBOR Certificates:............................. Class I-A-1, Class I-A-2, Class I-A-4, Class II-A-1,
                                                 Class II-M-1, Class II-M-2 and Class II-B Certificates.



                                                         8





Notional Amount Certificates.................... Class I-A-2, Class I-XB-1, Class I-XB-2, Class II-A-IO
                                                 and Class II-X Certificates.

Class I-A Certificates.......................... Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4
                                                 Certificates.

Class II-A Certificates......................... Class II-A-1 and Class II-A-IO Certificates.

Class A-R Certificates.......................... Class A-R-1, Class A-R-2 and Class A-R-3
                                                 Certificates.

Class I-B Certificates.......................... Class I-B-1 and Class I-B-2 Certificates.

Class I-XB Certificates......................... Class I-XB-1 Certificates and Class I-XB-2
                                                 Certificates.

Class II-M Certificates                          Class II-M-1 and Class II-M-2 Certificates.

Offered Certificates............................ All Classes of Certificates (other than the Class P and
                                                 Class II-X Certificates).

Physical Certificates........................... Class A-R, Class P and Class II-X Certificates.

Principal Only Certificates..................... Class I-A-3 Certificates.

Private Certificates............................ Class P and Class II-X Certificates.

Rating Agencies................................. S&P and Moody's.

Regular Certificates............................ All Classes of Certificates other than the Class A-R
                                                 Certificates.

Residual Certificates........................... Class A-R Certificates.

Senior Certificates............................. Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
                                                 Class P, Class II-A-1, Class II-A-IO and Class A-R
                                                 Certificates.

Senior Support Certificates..................... Class I-A-4 Certificates.

Super Senior Certificates....................... Class I-A-1 Certificates.

Subordinate Certificates........................ Class I-B-1, Class I-XB-1, Class I-B-2, Class I-XB-2,
                                                 Class II-M-1, Class II-M-2, Class II-B and Class II-X
                                                 Certificates.

Explanatory Note................................ The Certificates whose class designation begins or ends with "I" correspond to Loan Group I.  The
                                                 Certificates whose class designation begins or ends
                                                 with "II" correspond to Loan Group II.  The Class P
                                                 Certificates correspond to Loan Group I with respect to
                                                 principal and interest distributions, and correspond to
                                                 both groups with respect to prepayment penalties.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  ADVANCE: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01.

                  AGGREGATE COLLATERAL BALANCE: As of any date of determination will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

                  AGGREGATE LOAN BALANCE: As of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the prior month.

                  AGGREGATE LOAN GROUP BALANCE: As to any Loan Group and as of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group as of the last day of the prior month.

                  AGGREGATE SUBSEQUENT TRANSFER AMOUNT: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(b); PROVIDED, HOWEVER, that such amount shall not exceed the amount on deposit in the Pre-Funding Account

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  ANCILLARY INCOME: All income derived from the Mortgage Loans, other than Servicing Fees, Prepayment Penalties, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

                  APPLIED LOSS AMOUNT: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Group II Certificates, other than the Class II-X Certificates, after giving effect to all Realized Losses incurred with respect to the Group II Mortgage Loans during the Due Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Loan Balance for Loan Group II for such Distribution Date.

                  APPRAISED VALUE: The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  ASSIGNMENT AGREEMENT: An assignment agreement between DLJ Mortgage Capital, Inc. as Seller and the Depositor, whereby the Mortgage Loans are transferred and the representations and warranties on the related Mortgage Loans are made.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

                  AVAILABLE FUNDS: With respect to any Distribution Date and each Loan Group the sum of (i) all related Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all related Insurance Proceeds and Liquidation Proceeds received during the month preceding the month of such Distribution Date; (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Penalties); (iv) related amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price, in each case reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to Section 3.08; (v) related Compensating Interest Payments for such Distribution Date; and (vi) with respect to the Distribution Date in October 2001, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

                  BANKRUPTCY CODE: The United States Bankruptcy Reform Act of 1978, as amended.

                  BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

                  BANKRUPTCY LOSS AMOUNT: As of any date of determination, an amount equal to $100,000, reduced by any Bankruptcy Losses previously covered by the Mortgage Pool Insurance Policy and Bankruptcy Losses previously allocated to the Class I-B Certificates.

                  BASIS RISK RESERVE FUND: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.10 in the name of the Trustee for the benefit of the Certificateholders and designated "The Chase Manhattan Bank in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S15." Funds in the Basis Risk Reserve Fund shall be held in trust for the holders of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates for the uses and purposes set forth in this Agreement. The Basis Risk Reserve Fund will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h) established and maintained pursuant to Section 4.10. The Basis Risk Reserve Fund is not an asset of any REMIC. Ownership of the Basis Risk Reserve Fund is evidenced by the Class II-X Certificates.

                  BASIS RISK SHORTFALL: For any Class of LIBOR Certificates (other than the Class I-A- 1, Class I-A-2 and Class I-A-4 Certificates) and any Distribution Date, the sum of: (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) 30 days interest on the amount in clause (ii) calculated at a per annum rate equal to the lesser of
(x) the LIBOR plus the applicable Certificate Margin and (y) Maximum Interest Rate.

                  BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or savings and loan institutions in the States of Illinois, California or Texas or the Commonwealth of Pennsylvania, is located are authorized or obligated by law or executive order to be closed.

                  CAPITALIZED INTEREST ACCOUNT: The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.05(g) hereof. The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.05(g) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

                  CAPITALIZED INTEREST DEPOSIT:  $19,047.

                  CAPITALIZED INTEREST REQUIREMENT: With respect to the August 2001 Distribution Date, the excess, if any, of (A) an amount equal to 27 days of interest accruing at a per annum rate equal to the greater of (i) the sum of (a) the weighted average Pass-Through Rate of the Group II Certificates and (b) 2.50% on the Pre-Funded Amount outstanding at the end of the related Due Period and (ii) a per annum rate equal to 12.11% on a balance equal to the Aggregate Collateral Balance at the beginning of the related Interest Accrual Period, over
(B) the Group II Interest Remittance Amount for such Distribution Date (without regard to amounts withdrawn from the Capitalized Interest Account referenced in clause (5) of the definition of Group II Interest Remittance Amount). With respect to each of the September and October 2001 Distribution Dates, the excess, if any, of (A) an amount equal to interest accruing during the related Interest Accrual Period at a per annum rate equal to the greater of (i) the sum of (a) the weighted average Pass-Through Rate of the Group II Certificates and
(b) 2.50% on the sum of the Pre-Funded Amount at the end of the related Due Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to August 1, 2001 and September 1, 2001, respectively, transferred to the Trust during the related Due Period and
(ii) a per annum rate equal to 12.11% on a balance equal to the Aggregate Collateral Balance at the beginning of the related Interest Accrual Period, over (B) the Group II Interest Remittance Amount for such Distribution Date (without regard to amounts withdrawn from the Capitalized Interest Account referenced in clause (5) of the definition of Group II Interest Remittance Amount).

                  CARRYFORWARD INTEREST: For any Class of Group II Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

                  CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

                  CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fees and other amounts permitted to be withdrawn pursuant to Section 3.08) shall be held in trust for the Certificateholders.

                  CERTIFICATE BALANCE: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05.

                  CERTIFICATE GROUP: Any of the Group I Certificates or Group II Certificates, as the context requires.

                  CERTIFICATE INSURANCE ACCOUNT: As defined in Section 4.07(c).

                  CERTIFICATE INSURANCE POLICY: The certificate insurance policy for the Class I-A-1 Certificates.

                  CERTIFICATE INSURER: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin, or any successor thereto.

                  CERTIFICATE INSURER DEFAULT:  As defined in Section 4.07(l).

                  CERTIFICATE INSURER PREMIUM: With respect to any Distribution Date and the Insured Certificates, an amount equal to 1/12th of the product of
(a) the Class Principal Balance of the Class I-A-1 Certificates as of such Distribution Date (after giving effect to any distributions thereon on such Distribution Date) and (b) the Premium Percentage.

                  CERTIFICATE MARGIN: As to each Class of LIBOR Certificates (other than the Class I-A- 1 Certificates, Class I-A-2 Certificates and Class I-A-4 Certificates), the applicable amount set forth below:

                                     CLASS                                    CERTIFICATE MARGIN
                                     -----                                    ------------------
                                                                       (1)                           (2)
                                     II-A-1                           0.40%                         0.80%
                                     II-M-1                           1.00%                         1.50%
                                     II-M-2                           1.50%                         2.00%
                                      II-B                            2.85%                         3.35%

(1)      On or prior to the Optional Termination Date.
(2)      After the Optional Termination Date.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.02.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  CLASS A-R PASS-THROUGH RATE: With respect to any Distribution Date and the Class A-R-1, Class A-R-2 and Class A-R-3 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans.

                  CLASS I-A-1 CERTIFICATE INSURANCE POLICY: The irrevocable Certificate Guaranty Insurance Policy No. AB0480BE, including any endorsements thereto, issued by the Certificate Insurer with respect to the Insured Certificates, in the form attached hereto as Exhibit T.

                  CLASS I-A-1 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 4.73% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.75% per annum, subject to a maximum rate equal to approximately 103.0395% times the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans minus 0.17% per annum, and subject to a minimum rate of 0.75% per annum. For federal income tax purposes, however, with respect to any Interest Accrual Period, will be a per annum rate equal to LIBOR plus 0.75% per annum, subject to a maximum rate equal to approximately 103.0395% times the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus 0.17% per annum, and subject to a minimum rate of 0.75% per annum.

                  CLASS I-A-2 NOTIONAL AMOUNT: With respect to any Distribution Date will equal the aggregate Class Principal Balance of the Class I-A-1 Certificates and Class I-A-4 Certificates; provided, however, for federal income tax purposes such Notional Amount will equal the aggregate of the Uncertificated Principal Balances of Uncertificated REMIC 2 Regular Interest MT-I-A1 and Uncertificated REMIC 2 Regular Interest MT-I-A4.

                  CLASS I-A-2 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is approximately 4.25% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to approximately 103.0395% times the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans minus the sum of LIBOR and 0.92% per annum, subject to a maximum rate equal to approximately 103.0395% times the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans minus the sum of (i) the Class I-A-1 Pass-Through Rate and (ii) 0.17% per annum, and subject to a minimum rate of 0.00% per annum. For federal income tax purposes, however, with respect to any Interest Accrual Period, will be a per annum rate equal to 103.0395% times the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus the sum of LIBOR and 0.92% per annum, subject to a maximum rate equal to 103.0395% times the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus the sum of (i) a per annum rate equal to (x) LIBOR plus 0.75% per annum, subject to a maximum rate equal to 103.0395% times the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus 0.17% per annum, and subject to a minimum rate of 0.75% per annum and (ii) 0.17% per annum, and subject to a minimum rate of 0.00% per annum.

                  CLASS I-A-3 PASS-THROUGH RATE: With respect to any Interest Accrual Period, 0.00% per annum.

                  CLASS I-A-4 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 4.90% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR for such Distribution Date plus 0.92% per annum (subject to a maximum rate equal to approximately 103.0395% times the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans and a minimum rate of 0.92% per annum). For federal income tax purposes, however, with respect to any Interest Accrual Period, will be a per annum rate equal to LIBOR plus 0.92% per annum, subject to a maximum rate equal to 103.0395% times the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests, and subject to a minimum rate of 0.92% per annum.

                  CLASS I-B-1 PASS-THROUGH RATE: The interest rate on the Class I-B-1 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of the related Net Mortgage Rates for the Group I Mortgage Loans minus 1.13% per annum. The initial Class I-B-1 Pass-Through Rate will be 7.75% per annum. For federal income tax purposes, however, the interest rate on the Class I-B-1 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus 1.13% per annum.

                  CLASS I-B-2 PASS-THROUGH RATE: The interest rate on the Class I-B-2 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of the related Net Mortgage Rates for the Group I Mortgage Loans minus 0.63% per annum. The initial Class I-B-2 Pass-Through Rate will be 8.25% per annum. For federal income tax purposes, however, the interest rate on the Class I-B-2 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests minus 0.63% per annum.

                  CLASS I-XB-1 NOTIONAL AMOUNT: With respect to any Distribution Date will equal the product of (i) a fraction expressed as a percentage, the numerator of which is equal to 1.13%, and the denominator of which is equal to 7.75% and (ii) the Class Principal Balance of the Class I-B-1 Certificates. For federal income tax purposes, however, with respect to any Distribution Date the Class I-XB-1 Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-I-B1.

                  CLASS I-XB-1 PASS-THROUGH RATE: With respect to any Distribution Date will equal 7.75% per annum. For federal income tax purposes, however, the Class I-XB-1 Pass-Through Rate will equal 1.13% per annum.

                  CLASS I-XB-2 NOTIONAL AMOUNT: With respect to any Distribution Date will equal the product of (i) a fraction expressed as a percentage, the numerator of which is equal to 0.63%, the denominator of which is equal to 8.25% and (ii) the Class Principal Balance of the Class I-B-2 Certificates. For federal income tax purposes, however, with respect to any Distribution Date the Class I-XB-2 Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-I-B2.

                  CLASS I-XB-2 PASS-THROUGH RATE: With respect to any Distribution Date will equal 8.25% per annum. For federal income tax purposes, however, the Class I-XB-2 Pass-Through Rate will equal 0.63% per annum.

                  CLASS II-A-1 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is approximately 4.18375% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group II Net Funds Cap.

                  CLASS II-A-IO NOTIONAL AMOUNT: With respect to any Distribution Date will equal the lesser of (i) the amount set forth on Schedule VI attached hereto for such Distribution Date and (ii) the Group II Aggregate Collateral Balance; provided, however, for federal income tax purposes such Notional Amount will equal the Uncertificated Notional Amount of Uncertificated REMIC 2 Regular Interest MT-II-IO.

                  CLASS II-B PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is approximately 6.63375% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group II Net Funds Cap.

                  CLASS II-B PRINCIPAL PAYMENT AMOUNT: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Class II-A-1, Class II-M-1 and Class II-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class II-B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 89.00% and (ii) the Group II Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Group II Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date.

                  CLASS II-M-1 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 4.78375% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group II Net Funds Cap.

                  CLASS II-M-1 PRINCIPAL PAYMENT AMOUNT: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Class II-A-1 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 58.00% and (ii) the Group II Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Group II Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date.

                  CLASS II-M-2 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 5.28375% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Group II Net Funds Cap.

                  CLASS II-M-2 PRINCIPAL PAYMENT AMOUNT: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution

Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Class II-A-1 Certificates and the Class II-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 76.50% and (ii) the Group II Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Group II Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date.

                  CLASS II-X DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class II-X Notional Amount for such Distribution Date.

                  CLASS II-X NOTIONAL AMOUNT: Immediately prior to any Distribution Date, with respect to the Class II-X Certificates, an amount equal to the aggregate of the Uncertificated Principal Balances of the Uncertificated REMIC 2 Group II Regular Interests (other than Uncertificated REMIC 2 Regular Interest MT-II-IO).

                  CLASS INTEREST SHORTFALL: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

                  CLASS P PASS-THROUGH RATE: With respect to any Distribution Date and the Class P Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group I Mortgage Loans. For federal income tax purposes, however, with respect to any Distribution Date and the Class P Certificates, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates for the Uncertificated REMIC 2 Group I Regular Interests.

                  CLASS PRINCIPAL BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer arising under
Section 4.07 hereof, "Certificate Balance" of the Insured Certificates shall not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal on such Certificates under the related Certificate Insurance Policy, except to the extent such payment shall have been reimbursed to the Certificate Insurer pursuant to the provisions of this Agreement.

                  CLASS UNPAID INTEREST AMOUNTS: As to any Distribution Date and Class of interest- bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates.

                  CLOSING DATE:  July 30, 2001.

                  CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

                  COLLECTION ACCOUNTS: The accounts established and maintained by the Servicer in accordance with Section 3.05.

                  COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) principal balance of the related Mortgage Loan at such date of determination and (ii) the principal balance of the related First Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  COMPENSATING INTEREST PAYMENT: For any Distribution Date and for any Loan Group, the lesser of (i) an amount equal to 1/12th of 0.25% times the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date) and (ii) the aggregate Prepayment Interest Shortfall related to that Loan Group for the immediately preceding Collection Period.

                  CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: ITS: CSFB-2001-S15. For purposes of Section 5.06, however, such term shall mean the office of the Trustee's agent, Chase Manhattan Trust Company, National Association, located at 1650 Market Street, Suite 5210, Philadelphia, Pennsylvania 19103, or such other office as the Trustee shall designate.

                  CORRESPONDING CERTIFICATE: With respect to (i) Uncertificated REMIC 2 Regular Interest MT-I-A1, (ii) Uncertificated REMIC 2 Regular Interest MT-I-A3, (iii) Uncertificated REMIC 2 Regular Interest MT-I-A4, (iv) Uncertificated REMIC 2 Regular Interest MT-I-B1, (v) Uncertificated REMIC 2 Regular Interest MT-I-B2, (vi) Uncertificated REMIC 2 Regular Interest MT-I-R and (vii) Uncertificated REMIC 2 Regular Interest MT-I-P, the (i) Class I-A-1 Certificates, (ii) Class I-A-3 Certificates, (iii) Class I-A-4 Certificates,
(iv) Class I-B-1 Certificates, (v) Class I-B- 2 Certificates, (vi) the Class A-R-3 Certificates and (vii) the Class P Certificates. With respect to (i) Uncertificated REMIC 2 Regular Interest MT-II-2, (ii) Uncertificated REMIC 2 Regular Interest MT-II-3, (iii) Uncertificated REMIC 2 Regular Interest MT-II-4, and (iv) Uncertificated REMIC 2 Regular Interest MT-II-5, the (i) Class II-A-1 Certificates, (ii) Class II-M-1 Certificates, (iii) Class II-M-2 Certificates and (iv) Class II-B Certificates.

                  CORRESPONDING UNCERTIFICATED INTEREST: With respect to (i) Uncertificated REMIC 1 Regular Interest I-LT, (ii) Uncertificated REMIC 1 Regular Interest I-LT-P and (iii) Uncertificated REMIC 1 Regular Interest I-LT-R, (i) Uncertificated REMIC 2 Regular Interest MT-I-A1, Uncertificated REMIC 2 Regular Interest MT-I-A3, Uncertificated REMIC 2 Regular Interest MT-I-A4, Uncertificated REMIC 2 Regular Interest MT-I-B1 and Uncertificated REMIC 2 Regular Interest MT-I-B2; (ii) Uncertificated REMIC 2 Regular Interest MT-I-P; and (iii) Uncertificated REMIC 2 Regular Interest MT-I-R, respectively.

                  CREDIT SUPPORT DEPLETION DATE: The date on which the aggregate Class Principal Balance of the Class I-B Certificates has been reduced to zero.

                  CSFB: Credit Suisse First Boston Corporation, a Delaware corporation, and its successors and assigns.

                  CUMULATIVE INSURANCE PAYMENTS: As of any time of determination, the aggregate of all Insured Payments previously made by the Certificate Insurer under the Certificate Insurance Policy minus the aggregate of all payments previously made to the Certificate Insurer pursuant to Sections 4.02(b)(i)(F) of this Agreement as reimbursement for Insured Payments.

                  CUMULATIVE LOSS EVENT: For any Distribution Date, a Cumulative Loss Event is occurring if cumulative Realized Losses on the Group II Mortgage Loans equal or exceed the percentage of the Group II Aggregate Collateral Balance as of the Cut-off Date for that Distribution Date as specified below:


                                                   PERCENTAGE OF
DISTRIBUTION DATE                                    AGGREGATE
                                                COLLATERAL BALANCE
-----------------                               ------------------


August 2001 - July 2004......................          N.A.
August 2004 - July 2005......................          3.75%
August 2005 - July 2006......................          4.75%
August 2006 - July 2007......................          5.50%
August 2007 - July 2008......................          5.75%
August 2008 and thereafter...................          6.50%


                  CUMULATIVE NET LOSSES: As to any date of determination and with respect to each Mortgage Loan, other than any Special Serviced Mortgage Loan, deemed to be a Liquidated Mortgage Loan on or prior to the last day of the preceding Due Period, the amount by which the aggregate principal balance of, and accrued interest on, such Liquidated Mortgage Loan exceeds the Net Liquidation Proceeds for such Mortgage Loan allocated to principal and accrued interest.

                  CURRENT INTEREST: For any Class of Group II Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance, or Notional Amount, as applicable, of such Class during the related Interest Accrual Period; provided, that if and to the extent that on any Distribution Date the Group II Interest Remittance Amount is less than the aggregate distributions required pursuant to
Section 4.02(b)(ii)A-E without regard to this proviso, then the Current Interest on each such Class will be reduced, on a PRO RATA basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by the lesser of (i) the amount of the deficiency described above in this proviso and
(ii) the related Prepayment Interest Shortfall for such Distribution Date.

                  CURTAILMENT: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

                  CUSTODIAL AGREEMENT: The agreement, among the Trustee the Custodian and the Depositor providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders, attached hereto as Exhibit S.

                  CUSTODIAN: Bank One Trust Company, N.A., a national banking association or any successor custodian appointed pursuant to the terms of the Custodial Agreement. The Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

                  CUT-OFF DATE: For any Mortgage Loan, other than a Subsequent Mortgage Loan, July 1, 2001. For any Subsequent Mortgage Loan, the applicable Subsequent Transfer Date.

                  CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                  DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  DEBT SERVICE REDUCTION MORTGAGE LOAN: Any Mortgage Loan that became the subject of a Debt Service Reduction.

                  DEFECTIVE MORTGAGE LOAN: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

                  DEFERRED AMOUNT: For any Class of Class II-M or Class II-B Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

                  DEFINITIVE CERTIFICATES: Any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  DELETED MORTGAGE LOAN:  As defined in Section 2.03.

                  DELINQUENCY RATE: For any month, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Group II Mortgage Loans

60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Group II Aggregate Collateral Balance as of the close of business on the last day of such month.

                  DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  DEPOSITOR: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

                  DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: As to any Distribution Date and any Mortgage Loan, the 15th day of each month or, if such day is not a Business Day, the first Business Day thereafter.

                  DISTRIBUTION DATE: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in August, 2001.

                  DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

                  DUE DATE: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

                  DUE PERIOD: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                  ELIGIBLE ACCOUNT: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

                  ELIGIBLE INSTITUTION: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

                  ELIGIBLE INVESTMENTS: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vii) money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicer or the Trustee and any such funds that are managed by the Servicer or the Trustee or their respective Affiliates or for the Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

                  (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies (determined without regard to the Certificate Insurance Policy), result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-RESTRICTED CERTIFICATES: As specified in the Preliminary Statement.

                  ESCROW ACCOUNT: The separate account or accounts created and maintained by the Servicer pursuant to Section 3.06.

                  ESCROW PAYMENTS: With respect to any Group II Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

                  EVENT OF DEFAULT:  As defined in Section 7.01.

                  EXCESS LOSS: The amount of any (i) Fraud Loss on a Group I Mortgage Loan realized in excess of the Fraud Loss Amount, (ii) Special Hazard Loss on a Group I Mortgage Loan realized in excess of the special hazard loss coverage provided by the Special Hazard Insurer, (iii) Bankruptcy Loss on a Group I Mortgage Loan realized in excess of the Bankruptcy Loss Amount, and (iv) any Extraordinary Loss.

                  EXPENSE FEES: As to each Mortgage Loan, the sum of the related Servicing Fee, the Loss Mitigation Fee, the Trustee Fee, and with respect to each Group I Mortgage Loan, the Pool Insurer Fee and the Special Hazard Insurer Fee.

                  EXPENSE FEE RATE: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Loss Mitigation Fee Rate, the Trustee Fee Rate, and with respect to each Group I Mortgage Loan, the Pool Insurer Fee and the Special Hazard Insurer Fee.

                  EXTRAORDINARY LOSSES: Any Realized Loss incurred on a Group I Mortgage Loan, to the extent that the loss was attributable to physical damage to a Mortgaged Property of a type excluded from coverage under the Special Hazard Insurance Policy, as specified therein under "II.
Exclusions."

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                  FIRST MORTGAGE LOAN: A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

                  FITCH: Fitch, Inc., or any successor thereto, located at One State Street Plaza 32nd Floor, New York, NY 10004.

                  FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  FNMA GUIDES: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

                  FORECLOSURE RESTRICTED LOAN: Any Group II Mortgage Loan that is 60 or more days delinquent as of the Closing Date, unless such Group II Mortgage Loan has become current for three consecutive Scheduled Payments after the Closing Date.

                  FRAUD LOAN: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

                  FRAUD LOSS AMOUNT: As of any date of determination, an amount equal to (x) during the first year after the Cut-off Date, 3.0% of the aggregate Stated Principal Balance of all of the Group I Mortgage Loans covered by the Pool Insurance Policy minus the Pool Insurer's actual Fraud Loss payments (and any Fraud Losses allocated to the Class I-B Certificates) since the Cut-off Date, (y) during the period from the first anniversary of the Cut-off Date through the second anniversary of the Cut-off Date, the lesser of (i) 2.0% of the aggregate Stated Principal Balance of all of the Group I Mortgage Loans outstanding and (ii) the amount determined in (x) as of the end of the first year after the Cut-off Date, minus the Pool Insurer's actual Fraud Loss payments (and any Fraud Losses allocated to the Class I-B Certificates) since the first anniversary of the Cut-off Date, and (z) during the period from the second anniversary of the Cut-off Date through the fifth anniversary of the Cut-off Date, the lesser of (i) 1.0% of the aggregate Stated Principal Balance of all of the Group I Mortgage Loans outstanding and (ii) the amount determined in (y) as of the end of second year after the Cut-off Date minus the Pool Insurer's actual Fraud Loss payments (and any Fraud Losses allocated to the Class I-B Certificates) since the second anniversary of the Cut-off Date.

                  FRAUD LOSSES: Realized Losses on the Group I Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any Insurance Policy because of such fraud, dishonesty or misrepresentation.

                  GROUP I CERTIFICATES: As specified in the Preliminary
Statement.

                  GROUP I MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  GROUP I PRINCIPAL PAYMENT AMOUNT: For any Distribution Date and Loan Group I, the sum with respect to the Group I Mortgage Loans of (i) the principal portion of the Scheduled Payments on such Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on such Mortgage Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

                  GROUP I PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and Loan Group I, the sum of all Payoffs and Curtailments relating to such Loan Group which were received during the Prepayment Period.

                  GROUP I SENIOR LIQUIDATION AMOUNT: As to any Distribution Date and Loan Group I, the aggregate, for each such Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the lesser of (i) the Group I

Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  GROUP I SENIOR PERCENTAGE: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of the Class I-A-1, Class I-A-3, Class I-A-4, Class A-R and Class P Certificates immediately prior to such date and the denominator of which is the aggregate of the Stated Principal Balances of the Group I Mortgage Loans, as of the Due Date in the month preceding such Distribution Date; PROVIDED, HOWEVER, in no event will the Group I Senior Percentage exceed 100%.

                  GROUP I SENIOR PREPAYMENT PERCENTAGE: The Group I Senior Prepayment Percentage for any Distribution Date and Loan Group I occurring during the five years beginning on the first Distribution Date will equal 100%. The Group I Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Group I Senior Percentage plus 70% of the Group I Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Group I Senior Percentage plus 60% of the Group I Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Group I Senior Percentage plus 40% of the Group I Subordinate Percentage for such Distribution Date; for any Distribution Date thereafter, the Group I Senior Percentage plus 20% of the Group I Subordinate Percentage.

                  If for any of the foregoing Distribution Dates the Group I Senior Percentage exceeds the initial Group I Senior Percentage, the Group I Senior Prepayment Percentage for that Distribution Date will once again equal 100%.

                  Notwithstanding the foregoing no decrease in the reduction to the Group I Senior Prepayment Percentage for the related Senior Certificates as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Group I Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Group I Subordinate Certificates as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Group I Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the total as of the Closing Date of the aggregate Class Principal Balance of the Class I-B Certificates plus the Initial Pool Insurance Policy Coverage Amount (such total, the "Original Coverage Amount"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Coverage Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Coverage Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Coverage Amount and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Coverage Amount.

                  However, any such reduction not permitted on the first Distribution Date as to which any decrease applies will be permitted on any subsequent Distribution Date on which the above criteria are not satisfied.

                  GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date and Loan Group I, the sum of (i) the Group I Senior Percentage of the Group I Principal Payment Amount, (ii) the Group I Senior Prepayment Percentage of the Group I Principal Prepayment Amount, and (iii) the Group I Senior Liquidation Amount.

                  GROUP I SUBORDINATE LIQUIDATION AMOUNT: For any Distribution Date and Loan Group I, the excess, if any, of the aggregate Liquidation Principal of all related Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the Group I Senior Liquidation Amount for such Distribution Date.

                  GROUP I SUBORDINATE PERCENTAGE: As to any Distribution Date and Loan Group I, 100% minus the Group I Senior Percentage for such Distribution Date.

                  GROUP I SUBORDINATE PREPAYMENT PERCENTAGE: As to any Distribution Date and Loan Group I, 100% minus the Group I Senior Prepayment Percentage for such Distribution Date.

                  GROUP I SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Subordinate Certificates for Loan Group I, the sum of (i) the Group I Subordinate Percentage of the Group I Principal Payment Amount, (ii) the Group I Subordinate Prepayment Percentage of the Group I Principal Prepayment Amount and (iii) the Group I Subordinate Liquidation Amount.

                  GROUP II AGGREGATE COLLATERAL BALANCE: As of any date of determination, will be equal to the Aggregate Loan Group Balance of the Group II Mortgage Loans plus the amount, if any, then on deposit in the Pre-Funding Account.

                  GROUP II CERTIFICATES: As specified in the Preliminary Statement.

                  GROUP II INTEREST REMITTANCE AMOUNT: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than Payaheads and Simple Interest Excess, if applicable) or advanced in respect of Scheduled Payments on the Group II Mortgage Loans during the related Due Period, the interest portion of Payaheads previously received and intended for application in the related Due Period and the interest portion of all Payoffs and Curtailments received on the Group II Mortgage Loans during the related Prepayment Period, less (x) the Servicing Fee, the Trustee Fee and the Loss Mitigation Fee with respect to such Group II Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicer with respect to the Group II Mortgage Loans and such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Group II Mortgage Loans during the calendar month immediately preceding the Distribution Date allocable to interest, (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Group II Mortgage Loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the Simple Interest Excess Sub-Account and the Capitalized Interest Account to pay interest on the Group II

Certificates with respect to such Distribution Date. If on any Determination Date the amount deposited into the Collection Account with respect to Compensating Interest is the amount calculated in clause (ii) of the definition of Compensating Interest Payment for such Distribution Date, any remaining Servicing Fee shall be available to cover any Net Simple Interest Shortfalls remaining on such Distribution Date, after giving effect to the withdrawal from the Simple Interest Excess Sub-Account pursuant to Section 3.06(f) on such Distribution Date.

                  GROUP II MARKER RATE: With respect to the Class II-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated Pass-Through Rates for Uncertificated REMIC 2 Regular Interest MT-II-2, Uncertificated REMIC 2 Regular Interest MT-II-3, Uncertificated REMIC 2 Regular Interest MT-II-4, Uncertificated REMIC 2 Regular Interest MT-II-5 and Uncertificated REMIC 2 Regular Interest MT-II-6, with the rates on Uncertificated REMIC 2 Regular Interest MT-II-2, Uncertificated REMIC 2 Regular Interest MT-II-3, Uncertificated REMIC 2 Regular Interest MT-II-4 and Uncertificated REMIC 2 Regular Interest MT-II-5 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin relating to the Corresponding Certificate and (ii) the Group II Net Funds Cap for the purpose of this calculation; and with the rate on Uncertificated REMIC 2 Regular Interest MT-II-6 subject to a cap of zero for the purpose of this calculation.

                  GROUP II MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  GROUP II NET EXCESS SPREAD: With respect to any Distribution Date and Loan Group II, a fraction, expressed as a percentage, the numerator of which is equal to the excess of (x) the aggregate Stated Principal Balance for such Distribution Date of the Group II Mortgage Loans, multiplied by the weighted average Net Mortgage Rate of such Mortgage Loans over (y) the Group II Interest Remittance Amount for such Distribution Date, and the denominator of which is an amount equal to the aggregate Stated Principal Balance for such Distribution Date of the Group II Mortgage Loans, multiplied by the actual number of days elapsed in the related Interest Accrual Period divided by 360.

                  GROUP II NET FUNDS CAP: As to any Distribution Date and Loan Group II, will be a per annum rate equal to (a) a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest accrued on the Group II Mortgage Loans for such date, minus (2) the sum of (i) the related Servicing Fee, (ii) the Current Interest for the Class II-A-IO Certificates for such date, (iii) the related Loss Mitigation Fee and (iv) the related Trustee Fee, and (b) the denominator of which is the product of ((i) the Group II Aggregate Collateral Balance immediately preceding such Distribution Date, multiplied by (ii) the actual number of days in the related Interest Accrual Period. For federal income tax purposes, however, as to any Distribution Date will be a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates on the Uncertificated REMIC 2 Group II Regular Interests other than Uncertificated REMIC 2 Regular Interest MT-II-IO.

                  GROUP II PRINCIPAL PAYMENT AMOUNT: For any Distribution Date, an amount equal to the Group II Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

                  GROUP II PRINCIPAL REMITTANCE AMOUNT: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Group II Mortgage Loans during the related Due Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer and the Trustee with respect to the Group II Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all Principal Prepayments on the Group II Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Group II Mortgage Loan that was repurchased by the Seller or Vesta or during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans in Loan Group II during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the Group II Mortgage Loans during the prior calendar month, to the extent allocable to principal and (6) with respect to the Distribution Date in October 2001, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

                  GROUP II SENIOR ENHANCEMENT PERCENTAGE: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class II-M-1, Class II-M-2 and Class II-B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Group II Aggregate Collateral Balance for such Distribution Date.

                  GROUP II SENIOR PRINCIPAL PAYMENT AMOUNT: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Class II-A-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 63.50% and (ii) the Group II Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Group II Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date.

                  GUARANTEED DISTRIBUTION: With respect to any Insured Certificates and any Distribution Date, as defined in the Certificate Insurance Policy.

                  INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  INITIAL MORTGAGE LOAN: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.


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



                  INITIAL POOL INSURANCE POLICY BANKRUPTCY LOSS COVERAGE AMOUNT:
$100,000.

                  INITIAL POOL INSURANCE POLICY FRAUD LOSS COVERAGE AMOUNT: The aggregate amount of the initial coverage provided under the Pool Insurance Policy which is equal to $2,878,544.01.

                  INSURANCE AGREEMENT: That certain insurance agreement, dated as of the Cut-off Date, among Certificate Insurer, the Depositor, the Trustee, the Servicer and DLJMC.

                  INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, the related flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  INSURANCE PROCEEDS: Proceeds due under the Pool Insurance Policy or the Special Hazard Insurance Policy, and proceeds paid under any other Insurance Policy (excluding the Certificate Insurance Policy) covering a Mortgage Loan to the extent the proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

                  INSURED CERTIFICATES: The Class I-A-1 Certificates.

                  INSURED PAYMENT: Has the meaning set forth in the Certificate Insurance Policy.

                  INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, (i) with respect to the Class P, Class I-B-1, Class I-B-2, Class I-XB-1, Class I-XB-2, Class II-A-IO and Class A-R Certificates, the calendar month prior to the month of such Distribution Date, (ii) with respect to the Class I-A-1, Class I-A-2, Class I-A-4, Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates, the one-month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

                  INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and interest- bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction pursuant to Section 4.02(e), and (ii) any Class Unpaid Interest Amounts for such Class.

                  INVESTMENT ACCOUNT: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a Class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by the Servicer in the trust department of the Investment Depository pursuant to Section 3.05.

                  INVESTMENT DEPOSITORY: The Chase Manhattan Bank, New York, New York or another bank or trust company designated from time to time by the Servicer. The Investment Depository shall at all times be an Eligible Institution.


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



                  LAST SCHEDULED DISTRIBUTION DATE: With respect to each Class of Certificates, other than the Class II-A-IO Certificates, the Distribution Date in October 2031. With respect to the Class II-A-IO Certificates, the Distribution Date in July 2004.

                  LATE PAYMENT RATE:  As defined in the Insurance Agreement.

                  LATEST POSSIBLE MATURITY DATE: Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of all interests created in REMIC 1, REMIC 2 and REMIC 3, shall be October 25, 2031.

                  LIBOR: For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. With respect to the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Certificate Insurer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the Interest Accrual Period preceding the next applicable Distribution Date.

                  LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                  LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

                  LIQUIDATION PRINCIPAL: As to any Distribution Date and any Group I Mortgage Loan, the principal portion of Liquidation Proceeds, including any proceeds under the Pool Insurance Policy or the Special Hazard Insurance Policy, received with respect to each Group I Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month.

                  LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.


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



                  LOAN GROUP: Either the Group I Mortgage Loans or Group II Mortgage Loans, as the context requires.

                  LOAN GROUP I: The group of Mortgage Loans comprised of the Group I Mortgage Loans.

                  LOAN GROUP II: The group of Mortgage Loans comprised of the Group II Mortgage Loans.

                  LOSS COVERAGE PERCENTAGE: As of any date of determination, a percentage equal to the aggregate Class Principal Balance of the Class I-B Certificates plus the amount of coverage available under the Pool Insurance Policy divided by the then outstanding aggregate Stated Principal Balance of the Group I Mortgage Loans.

                  LOSS MITIGATION ADVISOR: The Murrayhill Company, a Colorado corporation.

                  LOSS MITIGATION ADVISORY AGREEMENT: The agreement among the Servicer, the Trustee and the Loss Mitigation Advisor dated as of July 30, 2001.

                  LOSS MITIGATION FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Loss Mitigation Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  LOSS MITIGATION FEE RATE: 0.015% per annum.

                  MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  MAXIMUM INTEREST RATE: With respect to any Class of LIBOR Certificates (other than the Class I-A-1, Class I-A-2 and Class I-A-4 Certificates) and any Distribution Date, an annual rate equal to the weighted average of the Mortgage Rates of the Group II Mortgage Loans minus the weighted average Expense Fee Rate for such Loan Group.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.


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



                  MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  MONTHLY EXCESS CASHFLOW: For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

                  MONTHLY EXCESS INTEREST: As to any Distribution Date, the Group II Interest Remittance Amount remaining after the application of payments pursuant to clauses A. through E. of Section 4.02(b)(ii) and the Group II Principal Payment Amount remaining after the application of payments pursuant to clauses A. through E. of Section 4.02(b)(iii).

                  MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.06.

                  MOODY'S: Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer and the Trustee.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  MORTGAGE FILE: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Initial Mortgage Loan or Subsequent Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE LOANS: All of the Group I Mortgage Loans and Group II Mortgage Loans.

                  MORTGAGE LOAN SCHEDULE: The Mortgage Loan Schedule which will list the Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan identifying number;

                  (ii) the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating the type of Mortgaged Property and the occupancy status.

                  (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;


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



                  (vi) the Combined Loan-to-Value Ratio at origination;

                  (vii) the Mortgage Rate as of the Cut-off Date;

                  (viii) the stated maturity date;

                  (ix) the amount of the Scheduled Payment as of the Cut-off
         Date;

                  (x) the original principal amount of the Mortgage Loan;

                  (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

                  (xii) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

                  (xiii) the Net Mortgage Rate as of the Cut-off Date;

                  (xiv) the Originator of the related Mortgage Loan;

                  (xv) the Servicing Fee Rate;

                  (xvi) the related sub-servicer;

                  (xvii) a code indicating whether a Mortgage Loan is subject to a Prepayment Penalty;

                  (xviii) the amount of the Prepayment Penalty with respect to each Mortgage Loan and a code identifying whether such Prepayment Penalty is related to a Curtailment or Payoff;

                  (xix) whether such Mortgage Loan is a Simple Interest Loan;

                  (xx) whether such Mortgage Loan is a Balloon Loan; and

                  (xxi) whether such Mortgage Loan is a Group I Mortgage Loan or Group II Mortgage Loan.

                  With respect to the Mortgage Loans in the aggregate in each Loan Group, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

                  (i) the number of Mortgage Loans in each Loan Group;

                  (ii) the current aggregate principal balance of the Mortgage Loans in each Loan Group as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

                  (iii) the weighted average Mortgage Rate of the Mortgage Loans in each Loan Group.

                  MORTGAGE NOTE: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  MORTGAGE RATE: The annual fixed rate of interest borne by a Mortgage Note.

                  MORTGAGED PROPERTY: The underlying real property securing a Mortgage Loan.

                  MORTGAGOR:  The obligor(s) on a Mortgage Note.

                  NET INTEREST SHORTFALL: The amount of any interest shortfall as determined pursuant to Section 4.02(e).

                  NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

                  NET PREPAYMENT INTEREST SHORTFALLS: As to any Distribution Date and each Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for that Loan Group during the Prepayment Period exceeds the Compensating Interest Payment for that Loan Group for such Distribution Date.

                  NET SIMPLE INTEREST EXCESS: As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall.

                  NET SIMPLE INTEREST SHORTFALL: As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Shortfall over the amount of Simple Interest Excess.

                  NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  NOTIONAL AMOUNT: Any of the Class I-A-2 Notional Amount, Class I-XB-1 Notional Amount, Class I-XB-2 Notional Amount, Class II-A-IO Notional Amount or Class II-X Notional Amount, as the context requires.

                  NOTIONAL AMOUNT CERTIFICATES: As specified in the Preliminary Statement.

                  OFFERED CERTIFICATES: As specified in the Preliminary
Statement.


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



                  OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Depositor, and delivered to the Depositor or the Trustee and the Certificate Insurer, as the case may be, as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; PROVIDED, HOWEVER, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  OPTIONAL TERMINATION: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01.

                  OPTIONAL TERMINATION DATE: The first date on which the Optional Termination may be exercised.

                  OTS:  The Office of Thrift Supervision.

                  OUTSOURCER:  As defined in Section 3.02.

                  OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

        (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

        (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

                  OVERCOLLATERALIZATION AMOUNT: For any Distribution Date, an amount equal to the amount, if any, by which (x) the Group II Aggregate Collateral Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Group II Certificates after giving effect to payments on such Distribution Date.

                  OVERCOLLATERALIZATION RELEASE AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the Group II Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Group II Principal

Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group II Certificates, exceeds
(2) the Targeted Overcollateralization Amount for such date.

                  OVERFUNDED INTEREST AMOUNT: With respect to the August 2001 and September 2001 Distribution Dates, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at a rate equal to the greater of (x) a per annum rate equal to 12.11% on a balance equal to the Aggregate Collateral Balance at the beginning of the related Interest Accrual Period and (y) the assumed weighted average Pass-Through Rates of the Group II Certificates over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 2.5%. The assumed weighted average Pass-Through Rate will be calculated assuming that LIBOR is 4.03375% for the August 2001 Distribution Date and 4.28375% for the September 2001 Distribution Date.

                  OWNERSHIP INTEREST: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  PASS-THROUGH RATE: With respect to the Class II-A-IO Certificates, the per annum rate set forth in the Preliminary Statement. With respect to the Class A-R, Class P, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class II-A-1 Certificates, the Class A-R Pass-Through Rate, Class P Pass-Through Rate, the Class I-A-1 Pass-Through Rate, the Class I-A-2 Pass-Through Rate, the Class I-A-3 Pass-Through Rate, the Class I-A-4 Pass-Through Rate and the Class II-A-1 Pass-Through Rate, respectively. With respect to the Class I-B-1 Certificates, the Class I-B-1 Pass- Through Rate and with respect to the Class I-B-2 Certificates, the Class I-B-2 Pass-Through Rate. With respect to the Class I-XB-1 Certificates, the Class I-XB-1 Pass-Through Rate and with respect to the Class I-XB-2 Certificates, the Class I-XB-2 Pass-Through Rate. With respect to the Class II- M-1, Class II-M-2 and Class II-B Certificates, the Class II-M-1 Pass-Through Rate, the Class II-M-2 Pass-Through Rate and the Class II-B Pass-Through Rate. With respect to the Class II-A-IO Certificates and each Interest Accrual Period, 7.00% per annum for the August 2001 through July 2004 Distribution Dates, and 0.00% per annum thereafter; provided, however, for federal income tax purposes, the Class II-A-IO Pass-Through Rate will equal 100% of the interest on Uncertificated REMIC 2 Regular Interest MT-II-IO.

                  With respect to the Class II-X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (vi) below, and the denominator of which is the aggregate Uncertificated Principal Balance of the Uncertificated REMIC 2 Group II Regular Interests. For purposes of calculating the Pass-Through Rate for the Class II-X Certificates, the numerator is equal to the sum of the following components:

                           (i) the Uncertificated Pass-Through Rate for
                           Uncertificated REMIC 2 Regular Interest MT-II-1 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-1;

                           (ii) the Uncertificated Pass-Through Rate for Uncertificated REMIC 2 Regular Interest MT-II-2 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-2;

                           (iii) the Uncertificated Pass-Through Rate for Uncertificated REMIC 2 Regular Interest MT-II-3 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-3;

                           (iv) the Uncertificated Pass-Through Rate for Uncertificated REMIC 2 Regular Interest MT-II-4 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-4;

                           (v) the Uncertificated Pass-Through Rate for
                           Uncertificated REMIC 2 Regular Interest MT-II-5 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-5; and

                           (vi) the Uncertificated Pass-Through Rate for Uncertificated REMIC 2 Regular Interest MT-II-6 minus the Group II Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-6.

                  PAYAHEAD: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

                  PAYING AGENT:  As defined in Section 4.07.

                  PAYOFF: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

                  PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PHYSICAL CERTIFICATES: As specified in the Preliminary Statement.

                  POOL INSURANCE POLICY: The mortgage pool insurance policy provided by the Pool Insurer having an initial amount of coverage equal to $9,595,146.70 and including any and all endorsements, a copy of which is attached hereto, as Exhibit U, or any replacement obtained by the Servicer pursuant to Section 3.21 hereof.

                  POOL INSURER: Radian Insurance Inc., or any successor thereto or the named insurer in any replacement policy obtained by the Servicer pursuant to Section 3.21 hereof.

                  POOL INSURER FEE: The amount payable to the Pool Insurer in order to obtain coverage provided under the Pool Insurance Policy, such amount being, as to each Mortgage Loan and any Distribution Date, an amount equal to one-twelfth of the Pool Insurer Fee Rate on the Stated Principal Balance of Mortgage Loan.

                  POOL INSURER FEE RATE: With respect to any Group I Mortgage Loan, 2.215% per annum.

                  PREFERENCE AMOUNT: As defined in the Certificate Insurance Policy.

                  PRE-FUNDED AMOUNT: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $1,282,123.

                  PRE-FUNDING ACCOUNT: The separate Eligible Account created and maintained by the Trustee with respect to the Group II Mortgage Loans pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "The Chase Manhattan Bank, in trust for registered holders of CSFB Mortgage Pass-Through Certificates, Series 2001-S15" Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

                  PRE-FUNDING PERIOD: The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or (ii) an Event of Default occurs or (iii) October 24, 2001.

                  PREMIUM PERCENTAGE:  As defined in the Insurance Agreement.

                  PREPAYMENT INTEREST SHORTFALL: As to any Mortgage Loan, Distribution Date and Principal Prepayment, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the related Expense Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and
(ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

                  PREPAYMENT PENALTY: With respect to any Mortgage Loan, any penalty required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

                  PREPAYMENT PERIOD: With respect to each Distribution Date and each Payoff, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

                  PRINCIPAL ONLY CERTIFICATES: As specified in the Preliminary Statement.

                  PRINCIPAL PREPAYMENT: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

                  PRO RATA SHARE: As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Subordinate Certificates.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated July 27, 2001 relating to the Offered Certificates.

                  PUD:  Planned Unit Development.

                  QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by at least two nationally recognized statistical rating organizations. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date. Any replacement insurer with respect to the Pool Insurance Policy must be acceptable to the Certificate Insurer and to the Rating Agencies as evidenced by written acknowledgment from each Rating Agency that such replacement will not cause a reduction, withdrawal or cancellation of the Ratings of the Certificates (determined without regard to the Certificate Insurance Policy).

                  QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit N (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03(b).

                  RATING AGENCY: S&P and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies (without regard to the Certificate Insurance Policy).

                  REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

                  RECORD DATE: With respect to the Certificates (other than the Class I-A-1, Class I-A- 2, Class I-A-4, Class II-A-1, Class II-M-1 and Class II-M-2 and Class II-B Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs. With respect to the Class I-A-1, Class I-A-2, Class I-A-4, Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B which are Book-Entry Certificates and any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

                  REFERENCE BANK RATE: With respect to any Interest Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to (i) the aggregate Class Principal Balance of the Class I-A-1 and Class I-A-4 Certificates, with respect to LIBOR for Group I and (ii) the aggregate Class Principal Balance of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates, with respect to LIBOR for Group II; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class I-A-1 and Class I-A-4 Certificates, with respect to LIBOR for Group I and (ii) the aggregate Class Principal Balance of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates, with respect to LIBOR for Group II. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Distribution Date; PROVIDED however, that if, under the priorities indicated above, LIBOR for a Distribution Date would be based on LIBOR for the previous Payment Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index over which the Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

                  REFERENCE BANKS: Barclays Bank PLC, National Westminster Bank and Abbey National PLC.

                  REGULAR CERTIFICATES: As specified in the Preliminary
Statement.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC 1: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received or receivable on or with respect thereto as set forth on

Section 2.01(a); (ii) the Pool Insurance Policy; (iii) the Collection Accounts and Certificate Account; (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-off Date; (v) the Certificate Insurance Policy; (vi) the Special Hazard Insurance Policy and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Basis Risk Reserve Fund, the Pre-Funding Account or the Capitalized Interest Account.

                  REMIC 2: The segregated pool of assets consisting of the Uncertificated REMIC 1 Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Uncertificated REMIC 2 Regular Interests and Class A-R-2 Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC 2 GROUP II ADJUSTED NET WAC RATE: For the August 2001 Distribution Date through the July 2004 Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Group II Loans as of the first day of the month preceding the month in which such Distribution Date occurs minus (2) the Pass-Through Rate for the Class II-A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class II-A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Group II Loans as of the first day of the month preceding the month in which such Distribution Date occurs. For any subsequent Distribution Date, the weighted average of the Net Mortgage Rates of the Group II Loans. For federal income tax purposes, however, a per annum rate (but not less than zero) equal to the weighted average of (x) the Uncertificated REMIC 1 Pass-Through Rate with respect to Uncertificated REMIC 1 Regular Interest II-LTA for such Distribution Date and (y) the excess, if any, of the Uncertificated REMIC 1 Pass-Through Rate with respect to Uncertificated REMIC 1 Regular Interest II-LTG for such Distribution Date over 7.00% per annum, weighted, in the case of clause (x), on the basis of the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTA, and in the case of clause (y), on the basis of, with respect to any Distribution Date in or before November 2001, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTB, Uncertificated REMIC 1 Regular Interest II-LTC, Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after November 2001 and in or before May 2002, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTC, Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after May 2002 and in or before November 2002, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after November 2002 and in or before May 2003, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after May 2003 and in or before November 2003, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-

LTG; with respect to any distribution date after November 2003 and in or before July 2004, the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTG, respectively.

                  REMIC 2 GROUP II INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Uncertificated Principal Balance of the Uncertificated REMIC 2 Group II Regular Interests then outstanding and (ii) the Uncertificated Pass-Through Rate for Uncertificated REMIC 2 Regular Interest MT-II-1 minus the Group II Marker Rate divided by (b) 12.

                  REMIC 2 GROUP II OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of Uncertificated REMIC 2 Group II Regular Interests (other than Uncertificated REMIC 2 Regular Interest MT-II-IO) minus (ii) the aggregate Uncertificated Principal Balances of Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4 and MT-II-5, in each case as of such date of determination.

                  REMIC 2 GROUP II PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Group II Loans then outstanding and
(ii) 1 minus a fraction, the numerator of which is two times the sum of the Uncertificated Principal Balances of Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4 and MT-II-5, and the denominator of which is the sum of the Uncertificated Principal Balances of Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4, MT-II-5 and MT-II-6.

                  REMIC 2 GROUP II TARGETED OVERCOLLATERALIZATION AMOUNT: 1% of the Targeted Overcollateralization Amount.

                  REMIC 2 REGULAR INTEREST MT-II-6 MAXIMUM INTEREST DEFERRAL
AMOUNT: With respect to any Distribution Date, the excess of (i) Uncertificated REMIC 2 Accrued Interest calculated with the Uncertificated Pass-Through Rate for Uncertificated REMIC Regular Interest MT-II-6 and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MT-II-6 over (y) the REMIC 2 Group II Overcollateralized Amount, in each case for such Distribution Date, over (ii) the sum of Uncertificated REMIC 2 Accrued Interest on Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4 and MT- II-5, with the rates on Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4 and MT-II-5 subject to a cap equal to the lesser of (a) LIBOR plus the Certificate Margin relating to the Corresponding Certificate and (b) the Group II Net Funds Cap for the purpose of this calculation for such Distribution Date.

                  REMIC 3: The segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Regular Certificates and Class A-R-3 Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  REPURCHASE PRICE: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Servicer pursuant to this Agreement, an amount equal to the sum of
(i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders.

                  REQUEST FOR RELEASE: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit N.

                  REQUIRED BASIS RISK RESERVE FUND AMOUNT: With respect to any Distribution Date on which the Group II Net Excess Spread is less than 0.25%, the greater of (a) $15,000 and (b) the product of 0.50% and the Aggregate Collateral Balance. With respect to any Distribution Date on which the Group II Net Excess Spread is equal to or greater than 0.25%, $5,000.

                  REQUIRED BASIS RISK RESERVE FUND DEPOSIT: With respect to any Distribution Date on which the Group II Net Excess Spread is less than 0.25%, the excess of (i) the greater of (a) $15,000 and (b) product of 0.50% and the Aggregate Collateral Balance over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date. With respect to any Distribution Date on which the Group II Net Excess Spread is equal to or greater than 0.25%, the excess of (i) $5,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.

                  REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

                  RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  ROLLING THREE MONTH DELINQUENCY RATE: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water

Street, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicer and the Trustee.

                  SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which shall give effect to any related Relief Act Reduction, Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

                  SECOND MORTGAGE LOAN: A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

                  SECURITIES ACT:  The Securities Act of 1933, as amended.

                  SELLER:  DLJ Mortgage Capital Inc.

                  SENIOR CERTIFICATES: As specified in the Preliminary
Statement.

                  SERVICER: Wilshire Credit Corporation, any successor in interest or any successor servicer appointed as provided herein.

                  SERVICER EMPLOYEE:  As defined in Section 3.18.

                  SERVICING ADVANCE: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance with the obligations under Section 3.09.

                  SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in
Section 3.14.

                  SERVICING FEE RATE: As to each Mortgage Loan, the per annum rate stated in the Mortgage Loan Schedule.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  SIMPLE INTEREST EXCESS: As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate.

                  SIMPLE INTEREST EXCESS SUB-ACCOUNT: The sub-account of the Collection Account established by the Servicer pursuant to Section 3.06(d). The Simple Interest Excess Sub-Account shall be an Eligible Account.

                  SIMPLE INTEREST MORTGAGE LOAN: Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received.

                  SIMPLE INTEREST QUALIFYING LOAN: As of any Determination Date, any Simple Interest Mortgage Loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

                  SIMPLE INTEREST SHORTFALL: As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the Stated Principal Balance of all such Mortgage Loans at the Mortgage Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period.

                  SIXTY DAY DELINQUENCY AMOUNT: For any Due Period, the aggregate of the principal balances of all Mortgage Loans, other than Special Serviced Mortgage Loans, that are 60 or more days delinquent, in foreclosure or 60 or more days delinquent and in bankruptcy or converted to REO Property as of the end of such Due Period.

                  SIXTY DAY PLUS ROLLING AVERAGE: With respect to any Distribution Date, the average of the applicable Sixty Day Delinquency Amounts for each of the six immediately preceding Due Periods (or, prior to the sixth Due Period, the total number of Due Periods since the Cut-off Date or Subsequent Transfer Date, as applicable), expressed as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans, other than Special Serviced Mortgage Loans, as of the applicable Cut-off Date.

                  SPECIAL HAZARD INSURANCE POLICY: The special hazard insurance policy, a form of which is attached as Exhibit V to this Agreement, or any replacement insurance policy obtained by the Servicer pursuant to Section 3.22, in the total initial amount of $959,515.

                  SPECIAL HAZARD INSURER: Initially, Travelers Indemnity Company of Illinois, or any successor thereto or the named insurer in any replacement policy obtained by the Servicer pursuant to Section 3.22.

                  SPECIAL HAZARD INSURER FEE: The amount payable to the Special Hazard Insurer in order to obtain coverage provided under the Special Hazard Insurance Policy, such amount being, as to each Mortgage Loan and any Distribution Date, an amount equal to one-twelfth of the Special Hazard Insurer Fee Rate on the Stated Principal Balance of Mortgage Loan.

                  SPECIAL HAZARD INSURER FEE RATE: With respect to any Mortgage Loan, 0.22% per annum.

                  SPECIAL HAZARD LOSS: Any Realized Loss incurred on a Mortgage Loan, to the extent that such Realized Loss was on account of direct physical damage to a Mortgaged Property, but not including any loss caused by or resulting from a standard hazard insurance policy or a flood insurance policy, if applicable, and other than any Extraordinary Loss; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

                  SPECIAL HAZARD MORTGAGE LOAN: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

                  SPECIAL SERVICED MORTGAGE LOAN: Any Mortgage Loan the servicing of which is transferred to Vesta pursuant to Section 3.04 after the Closing Date.

                  STARTUP DAY:  July 30, 2001.

                  STATED PRINCIPAL BALANCE: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Trustee Fee, the Stated Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure.

                  STEPDOWN DATE: The date occurring on the later of (x) the Distribution Date in August 2004 and (y) the first Distribution Date on which the Group II Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 63.50%.

                  SUBORDINATE CERTIFICATES: As specified in the Preliminary Statement.

                  SUBSEQUENT MORTGAGE LOAN: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

                  SUBSEQUENT TRANSFER AGREEMENT: A Subsequent Transfer Agreement substantially in the form of Exhibit O hereto, executed and delivered by the Servicer, the Depositor, DLJMC and the Trustee as provided in Section 2.01 hereof.

                  SUBSEQUENT TRANSFER DATE: For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

                  SUBSERVICER: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

                  SUBSERVICING AGREEMENT: An agreement between the Servicer and a Subservicer for the servicing of the Mortgage Loans.

                  SUBSTITUTION ADJUSTMENT AMOUNT:  As defined in Section 2.03.

                  TARGETED OVERCOLLATERALIZATION AMOUNT: For any Distribution Date prior to the Stepdown Date, 5.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 11.00% of the Group II Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Group II Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date; provided, however, that the Targeted Overcollateralization Amount shall not exceed the aggregate Class Principal Balance of the Group II Certificates.

                  TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulationss.1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

                  TAX MATTERS PERSON CERTIFICATE: The Class A-R-1 Certificate, Class A-R-2 Certificate and Class A-R-3 Certificate, each with a Denomination of $0.05.

                  TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  TRIGGER EVENT: A Trigger Event will be in effect for any Distribution Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 13.00% of the Group II Senior Enhancement Percentage for such Distribution Date or (ii) a Cumulative Loss Event is occurring. The Trigger Event may be amended by the parties hereto in the future with the consent of the Rating Agencies.

                  TRUST FUND: Collectively, the assets of REMIC 1, REMIC 2 and REMIC 3 and the Basis Risk Reserve Fund.

                  TRUSTEE: The Chase Manhattan Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

                  TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage

Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  TRUSTEE FEE RATE: With respect to any Distribution Date, 0.015% per annum.

                  UNCERTIFICATED INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and any Uncertificated REMIC Regular Interest, the sum of
(i) one month's interest accrued during the related Interest Accrual Period at the applicable Uncertificated Pass-Through Rate for such Class on the related Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, subject to reduction pursuant to Section 4.02(e), and (ii) any Class Unpaid Interest Amounts for such Uncertificated REMIC Regular Interest.

                  UNCERTIFICATED NOTIONAL AMOUNT: With respect to any Distribution Date and Uncertificated REMIC 2 Regular Interest MT-II-IO, an amount equal to the lesser of (i) the Group II Aggregate Collateral Balance and
(ii) with respect to any Distribution Date in or before November 2001, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTB, Uncertificated REMIC 1 Regular Interest II-LTC, Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after November 2001 and in or before May 2002, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTC, Uncertificated REMIC 1 Regular Interest II- LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after May 2002 and in or before November 2002, the aggregate Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II- LTG; with respect to any Distribution Date after November 2002 and in or before May 2003, the aggregate Uncertificated Principal Balances of Uncertificated REMIC 1 Regular Interest II-LTE, REMIC 1 Regular Interest II-LTF and REMIC 1 Regular Interest II-LTG; with respect to any Distribution Date after May 2003 and in or before November 2003, the aggregate Uncertificated Principal Balances of REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG; with respect to any distribution date after November 2003 and in or before July 2004, the Uncertificated Principal Balance of REMIC 1 Regular Interest II-LTG.

                  UNCERTIFICATED PASS-THROUGH RATE: With respect to each Uncertificated REMIC 1 Group I Regular Interest and each Interest Accrual Period, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Mortgage Loans. With respect to each Uncertificated REMIC 1 Group II Regular Interest and the first three Interest Accrual Periods, a per annum rate equal to 12.11%; with respect to each Uncertificated REMIC 1 Group II Regular Interest and each Interest Accrual Period thereafter, the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans.

         With respect to each Uncertificated REMIC 2 Group I Regular Interest and each Interest Accrual Period, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of the Uncertificated REMIC 1 Group I Regular Interests. With respect to each Uncertificated REMIC 2 Group I Regular Interest other than Uncertificated REMIC 2 Regular Interest MT-II-IO and each Interest Accrual Period, a per annum rate equal to the REMIC 2 Group II Adjusted Net

WAC Rate. With respect to Uncertificated REMIC 2 Regular Interest MT-II-IO and the first 36 Interest Accrual Periods, a per annum rate equal to 7.00% per annum; with respect to Uncertificated REMIC 2 Regular Interest MT-II-IO and each Accrual Period Thereafter, 0.00% per annum.

                  UNCERTIFICATED PRINCIPAL BALANCE: With respect to each Uncertificated REMIC 1 Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.08(a)(ii) and (y) the aggregate of all reductions in Class Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest pursuant to Section 4.08(d).

         With respect to each Uncertificated REMIC 2 Regular Interest (other than Uncertificated REMIC 2 Regular Interest MT-II-IO) on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.09(a)(ii) and (y) the aggregate of all reductions in Class Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest pursuant to
Section 4.09(d).

                  UNCERTIFICATED REMIC 1 ACCRUED INTEREST: With respect to any Uncertificated REMIC 1 Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the related Uncertificated Principal Balance immediately prior to such Distribution Date.

                  For purposes of calculating the amount of Uncertificated REMIC 1 Accrued Interest for the Uncertificated REMIC 1 Group I Regular Interests for any Distribution Date, any Net Interest Shortfalls relating to the Group I Mortgage Loans for any Distribution Date allocated to the Uncertificated REMIC 2 Group I Regular Interests shall be allocated to Uncertificated REMIC 1 Group I Regular Interests in the same amounts and priorities as allocated to the Corresponding Uncertificated Interests.

                  For purposes of calculating the amount of Uncertificated REMIC 1 Accrued Interest for the Uncertificated REMIC 1 Group II Regular Interests for any Distribution Date, any Net Interest Shortfalls relating to the Group II Mortgage Loans for any Distribution Date shall be allocated first to Uncertificated REMIC 1 Regular Interest II-LTA, second to Uncertificated REMIC 1 Regular Interest II-LTB, third to Uncertificated REMIC 1 Regular Interest II-LTC, fourth to Uncertificated REMIC 1 Regular Interest II-LTD, fifth to Uncertificated REMIC 1 Regular Interest II-LTE, sixth to Uncertificated REMIC 1 Regular Interest II-LTF, and then to Uncertificated REMIC 1 Regular Interest II-LTG, in each case to the extent of one month's interest at the then applicable respective Uncertificated Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Group II Regular Interest.

                  UNCERTIFICATED REMIC 2 ACCRUED INTEREST: With respect to any Uncertificated REMIC 2 Regular Interest for any Distribution Date, one month's interest at the related

Uncertificated Pass-Through Rate for such Distribution Date, accrued on the related Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, immediately prior to such Distribution Date.

                  For purposes of calculating the amount of Uncertificated REMIC 2 Accrued Interest for the Uncertificated REMIC 2 Group I Regular Interests for any Distribution Date, any Net Interest Shortfalls relating to the Group I Mortgage Loans for any Distribution Date allocated to the Group I Certificates shall be allocated to Uncertificated REMIC 2 Group I Regular Interests in the same amounts and priorities as allocated to the Corresponding Certificates.

                  For purposes of calculating the amount of Uncertificated REMIC 2 Accrued Interest for the Uncertificated REMIC 2 Group II Regular Interests for any Distribution Date, any Net Interest Shortfalls relating to the Group II Loans for any Distribution Date shall be allocated first, to Uncertificated REMIC 2 Accrued Interest payable to Uncertificated REMIC 2 Regular Interest MT-II-1 and Uncertificated REMIC 2 Regular Interest MT-II-6 up to an aggregate amount equal to the REMIC 2 Group II Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by a Compensating Interest Payment) relating to the Group II Loans for any Distribution Date shall be allocated among Uncertificated REMIC 2 Regular Interests MT-II-2, MT-II-3, MT-II-4, MT-II-5 and MT-II-6, pro rata based on, and to the extent of, Uncertificated REMIC 2 Accrued Interest, as calculated without application of this sentence.

                  UNCERTIFICATED REMIC 1 GROUP I REGULAR INTERESTS:
Uncertificated REMIC 1 Regular Interest I-LT, Uncertificated REMIC 1 Regular Interest I-LT-P and Uncertificated REMIC 1 Regular Interest I-LT-R.

                  UNCERTIFICATED REMIC 1 GROUP II REGULAR INTERESTS:
Uncertificated REMIC 1 Regular Interest II-LTA, Uncertificated REMIC 1 Regular Interest II-LTB, Uncertificated REMIC 1 Regular Interest II-LTC, Uncertificated REMIC 1 Regular Interest II-LTD, Uncertificated REMIC 1 Regular Interest II-LTE, Uncertificated REMIC 1 Regular Interest II-LTF and Uncertificated REMIC 1 Regular Interest II-LTG.

                  UNCERTIFICATED REMIC 2 GROUP I REGULAR INTERESTS:
Uncertificated REMIC 2 Regular Interest MT-I-A1, Uncertificated REMIC 2 Regular Interest MT-I-A3, Uncertificated REMIC 2 Regular Interest MT-I-A4, Uncertificated REMIC 2 Regular Interest MT-I-B1, Uncertificated REMIC 2 Regular Interest MT-I-B2, Uncertificated REMIC 2 Regular Interest MT-I-R and Uncertificated REMIC 2 Regular Interest MT-I-P.

                  UNCERTIFICATED REMIC 2 GROUP II REGULAR INTERESTS:
Uncertificated REMIC 2 Regular Interest MT-II-1, Uncertificated REMIC 2 Regular Interest MT-II-2, Uncertificated REMIC 2 Regular Interest MT-II-3, Uncertificated REMIC 2 Regular Interest MT-II-4, Uncertificated REMIC 2 Regular Interest MT-II-5, Uncertificated REMIC 2 Regular Interest MT-II-6 and Uncertificated REMIC 2 Regular Interest MT-II-IO.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective

Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT-P: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT-R: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTA: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTB: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTC: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTD: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears an interest rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTE: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears an interest rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTF: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears an interest rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTG: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears an interest rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A1: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A3: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A4: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-B1: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-B2: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-P: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-R: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-1: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-2: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-3: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-4: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-5: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-6: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-IO: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a notional amount equal to its respective Notional Amount and which bears interest at a rate equal to its respective Uncertificated Pass- Through Rate.

                  UNCERTIFICATED REGULAR INTERESTS: Collectively, the Uncertificated REMIC 1 Regular Interests and Uncertificated REMIC 2 Regular Interests.

                  UNCERTIFICATED REMIC 1 REGULAR INTERESTS: Uncertificated REMIC 1 Regular Interests I-LT, I-LT-P, I-LT-R, II-LTA, II-LTB, II-LTC, II-LTD, II-LTE, II-LTF and II-LTG.

                  UNCERTIFICATED REMIC 2 REGULAR INTERESTS: Uncertificated REMIC 2 Regular Interests MT-I-A1, MT-I-A3, MT-I-A4, MT-I-B1, MT-I-B2, MT-I-R, MT-I-P, MT-II-1, MT-II-2, MT-II-3, MT-II-4, MT-II-5, MT-II-6 and MT-II-IO.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest I-LT for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT-P DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest I-LT-P for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST I-LT-R DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest I-LT-R for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTR-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTR-I for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTA DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTA for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTB DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTB for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTC DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTC for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTD DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTD for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTE DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTE for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTF DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTF for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST II-LTG DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest II-LTG for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A1DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-A1 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A3 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-A3 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-A4 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-A4 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-B1 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-B1 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-B2 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-B2 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-P DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-P for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-I-R DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-I-R for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-1 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-1 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-2 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-2 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-3 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-3 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-4 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-4 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-5 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-5 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-6 DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-6 for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MT-II-IO DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MT-II-IO for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST DISTRIBUTION AMOUNTS:
The Uncertificated REMIC 1 Regular Interest I-LT Distribution Amount, Uncertificated REMIC 1 Regular Interest I- LT-P Distribution Amount, Uncertificated REMIC 1 Regular Interest I-LT-R Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTA Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTB Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTC

Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTD, Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTE Distribution Amount, Uncertificated REMIC 1 Regular Interest II-LTF Distribution Amount and Uncertificated REMIC 1 Regular Interest II-LTG Distribution Amount.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST DISTRIBUTION AMOUNTS:
The Uncertificated REMIC 2 Regular Interest MT-I-A1 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-A3 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-A4 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-B1 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-B2 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-R Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-I-P Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-1 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-2 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-3 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-4 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-5 Distribution Amount, Uncertificated REMIC 2 Regular Interest MT-II-6 Distribution Amount and Uncertificated REMIC 2 Regular Interest MT-II-IO Distribution Amount.

                  UNITED STATES PERSON: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class A-R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

                  UNINSURED LOSS: Any loss on the Certificates that results from a loss on the Mortgage Loans resulting from defaults by the Mortgagors that was not covered by the Pool Insurance Policy.

                  VESTA: Vesta Servicing, L.P., a Delaware limited partnership, formerly known as Calmco Servicing L.P.

                  VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 0.25% of all Voting Rights shall be allocated to each Class of Class A-R Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) (b) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates (such






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

Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) and the Class P Certificates, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date. All voting rights of the Holders of the Insured Certificates shall be allocated to the Certificate Insurer.

                  SECTION 1.02.             Interest Calculations.

                  The calculation of the Trustee Fee, the Servicing Fee, the Pool Insurer Fee, the Special Hazard Insurer Fee, the Loss Mitigation Fee, the Certificate Insurer Premium and interest on the Group I, Class II-A-IO and Class II-X Certificates and on the related Uncertificated Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of interest on the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates and the related Uncertificated Interests shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.




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

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01.              Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all (i) the right, title and interest of the Depositor (which does not include servicing rights) in and to each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Cut-off Date (other than the rights of the Servicer to service the Initial Mortgage Loans in accordance with this Agreement), (ii) the Depositor's rights under the Assignment Agreement, (iii) any such amounts as may be deposited into and held by the Trustee in the Pre-Funding Account and the Capitalized Interest Account and (v) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Depositor shall (i) cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee, (ii) cause the Pool Insurer to deliver the Pool Insurance Policy to the Trustee and (iii) cause the Special Hazard Insurer to deliver the Special Hazard Insurance Policy to the Trustee.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or its designated agent, the Custodian, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

                  (i) (A) the original Mortgage Note of the Mortgagor in the name of the Trustee or endorsed "Pay to the order of ________________ without recourse" and signed in the name of the last named endorsee by an authorized officer, together with all intervening endorsements showing a complete chain of endorsements from the originator of the related Mortgage Loan to the last endorsee or (B) with respect to any Lost Mortgage Note (as such term is defined in the Pooling and Servicing Agreement), a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                  (ii) the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;




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

                  (iii) the original Assignment of Mortgage, in blank, which assignment appears to be in form and substance acceptable for recording and, in the event that the related Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]", and in the event that the Mortgage Loan was acquired or originated by the related Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]";

                  (iv) the original of any intervening assignment of the Mortgage not included in (iii) above, including any warehousing assignment, with evidence of recording thereon (or, in lieu of the original of any such intervening assignment, a duplicate or conformed copy of such intervening assignment together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

                  (v) an original of any related security agreement (if such item is a document separate from the Mortgage) and the originals of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the last assignee;

                  (vi) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the last assignee in blank;

                  (vii) the originals of any assumption, modification, extension or guaranty agreement with evidence of recording thereon, if applicable (or, in lieu of the original of any such agreement, a duplicate or conformed copy of such agreement together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or a certification or receipt of the recording authority evidencing the same;

                  (viii) if the Mortgage Note or Mortgage or any other document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and complete copy(ies)of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged




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

         Property is located) or a certification or receipt of the recording authority evidencing the same; and

                  (ix) in the case of the First Mortgage Loans, the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title).

                  In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

                  In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall cause (at the Seller's expense) to (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee or the Custodian, as applicable, has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded (a) any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee within 20 days of the Closing Date, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, on or prior




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

to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

                  (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take




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

such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  (e) The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right, title and interest in the Subsequent Mortgage Loans, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Transfer Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Transfer Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Transfer Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

                  (f) Upon three Business Days' prior written notice to the Trustee, the Depositor, the Servicer and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, the Servicer, DLJMC and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of any of the ratings assigned to the Certificates (without regard to the Certificate Insurance Policy).

                  The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

                  (i) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; PROVIDED, HOWEVER, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03(e) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

                  (ii) the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Subsequent Mortgage Loans, to be delivered as provided pursuant to Section 2.01(g);

                  (iii) the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to Section 2.01(g);

                  (iv) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies (without regard to the Certificate Insurance Policy);

                  (v) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days contractually delinquent as of such date;

                  (vi) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

                  (vii) such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than 7.00% per annum;

                  (viii) the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Transfer Date;

                  (ix) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 100%;

                  (x) no Subsequent Mortgage Loan shall have a final maturity date later than September 1, 2031;

                  (xi) such Subsequent Mortgage Loan will not have a Principal Balance greater than $399,569;

                  (xii) such Subsequent Mortgage Loan will be secured by a first or second lien;

                  (xiii) such Subsequent Mortgage Loan will have an initial payment date on or prior to November 1, 2001;

                  (xiv) such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies;

                  (xv) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in the Mortgage Pool will be as follows:

                           (A) a weighted average Mortgage Rate of at least 8.95% per annum;

                           (B) a weighted average remaining term to stated maturity of less than 200 months;

                           (C) a weighted average Combined Loan-to-Value Ratio of not more than 91%;

                           (D) no more than 63% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be balloon loans;




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

                           (E) no more than 54% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be concentrated in one state; and

                           (F) no more than 4.5% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will relate to non-owner occupied properties.

                  (xvi) neither the applicable Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

                  (xvii)   no Event of Default has occurred hereunder; and

                  (xviii) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each of these conditions precedent.

                  (g) Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(f)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(f), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Pre-Funding Account.

                  The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         SECTION 2.02.              Acceptance by the Trustee.

                  The Trustee acknowledges receipt by the Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit H and declares that the Custodian on its behalf holds and will hold the documents delivered to the Custodian constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer. The Trustee acknowledges that it will maintain possession through the Custodian of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

                  The Custodian agrees to execute and deliver on the Closing Date to the Depositor, the Seller, the Certificate Insurer, the Trustee and the Servicer an Initial Certification in the form annexed hereto as Exhibit H. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Custodian will acknowledge that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the Closing Date, the Custodian is required to deliver to the Depositor, the Seller, the Certificate Insurer, the Trustee and the Servicer a Final Certification in the form annexed hereto as
Exhibit I, with any applicable exceptions noted thereon.

                  If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian will list such as an exception in the Final Certification; PROVIDED, HOWEVER, that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

                  The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; PROVIDED, HOWEVER, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and FURTHER PROVIDED, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency and the Certificate Insurer within 270 days from the Closing Date indicating each Mortgage Loan (a) the Assignment of Mortgage which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the Assignment of Mortgage for the related Mortgage Loan is returned to the Trustee or the dispute as to location or status has been resolved. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

                  The Custodian agrees to execute and deliver on the Subsequent Transfer Date to the Depositor, the Seller, the Trustee, the Certificate Insurer and the Servicer an Initial Certification in the form annexed hereto as Exhibit
H. Based on its review and examination or the Custodian's review and examination, and only as to the documents identified in such Subsequent Certification, the Custodian will acknowledge that such documents appear regular on their face and relate to such Subsequent Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the end of the Pre-Funding Period, the Custodian is required to deliver the Depositor, the Seller, the Trustee, the Certificate Insurer and the Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit I, with any applicable exceptions noted thereon.

                  If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall or shall cause the Custodian to list such as an exception in the Final Certification; PROVIDED, HOWEVER that neither the Trustee nor the Custodian shall make any determination as to whether
(i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with Section 2.02(a).

                  It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

         The Trustee shall pay to the Custodian from time to time reasonable compensation for all services rendered by it hereunder or under the Custodial Agreement, and the Trustee shall pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement or the Custodial Agreement, except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         SECTION 2.03. Representations and Warranties of the Seller, the Special Servicer and Servicer.

                  (a) The Seller hereby makes the representations and warranties applicable to it set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (b) Vesta, in its capacity as Special Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule III hereto, and by this reference incorporated herein, to the Depositor, the Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (c) Wilshire, in its capacity as the Servicer, hereby makes the representations and warranties set forth in Schedule IV hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer, the Special Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

                  (d) Wilshire, in its capacity as the Servicer, will use its reasonable efforts to become a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  (e) The Seller hereby makes the representations and warranties set forth in Schedule V as applicable hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or the Subsequent Transfer Date, as applicable, or if so specified therein, as of the Cut- off Date or such other date as may be specified.

                  (f) Upon discovery by any of the parties hereto or the Certificate Insurer of a breach of a representation or warranty made pursuant to
Section 2.03(e) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (determined without regard to the Certificate Insurance Policy), the party discovering such breach shall give prompt notice thereof to the other parties and to the Certificate Insurer. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(e) which materially and adversely affects the interests of the Certificateholders (determined without regard to the Certificate Insurance Policy) in any Mortgage Loan sold by the Seller to the Depositor, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price in the manner set forth below; PROVIDED, HOWEVER, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by
Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by the Depositor, the Seller, the




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

Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (determined without regard to the Certificate Insurance Policy), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Certificate Insurer. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this
Section 2.03.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the




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

Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

                  The representations and warranties made pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         SECTION 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

                  The Depositor hereby represents and warrants to the Trustee and the Certificate Insurer with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

         SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions.

                  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         SECTION 2.06. Execution and Delivery of Certificates; Conveyance of Uncertificated REMIC Regular Interests.

                  (a) The Trustee (or the Custodian) acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit H and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the




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

Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Uncertificated REMIC 1 Regular Interests for the benefit of the Holders of the Uncertificated REMIC 2 Regular Interests and the Holders of the Class A-R-2 Certificates. The Trustee acknowledges receipt of the Uncertified REMIC 1 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Uncertificated REMIC 2 Regular Interests and Holders of the Class A-R-2 Certificates. The interests evidenced by the Class A-R-2 Certificates, together with the Uncertificated REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Uncertificated REMIC 2 Regular Interests for the benefit of the holders of the Regular Certificates and the Class A-R-3 Certificates. The Trustee acknowledges receipt of the Uncertificated REMIC 2 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class A-R-3 Certificates. The interests evidenced by the Class A- R-3 Certificate, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 3.

                  (d) In exchange for the Uncertificated REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class A-R-3 Certificates) the entire beneficial ownership interest in REMIC 3.

         SECTION 2.07.              REMIC Matters.

                  The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The Uncertificated REMIC 1 Regular Interests shall be designated as the "regular interests" and the Class A-R-1 Certificates shall be designated as the sole class of "residual interests" in REMIC 1. The Uncertificated REMIC 2 Regular Interests shall be designated as the "regular interests" and the Class A-R-2 Certificates shall be designated as the sole class of "residual interests" in REMIC 2. The Class A, Class M, Class B, Class XB, Class P and Class II-X Certificates shall be designated as the "regular interests" in REMIC 3 and the Class A-R-3 Certificates shall be designated the sole class of "residual interests" in REMIC 3. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the Certificates or the Uncertificated REMIC Regular Interests. The "tax matters person" with respect to each of REMIC 1, REMIC 2 and REMIC 3 shall be the Trustee and the Trustee shall hold the related Tax Matters Person Certificate in the manner




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

provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The fiscal year for each REMIC shall be the calendar year.

         SECTION 2.08.              Covenants of the Servicer.

                  The Servicer hereby covenants to the Depositor, the Certificate Insurer and the Trustee as follows:

                  (a) The Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the Pool Insurer under the Pool Insurance Policy and of the Special Hazard Insurer under the Special Hazard Insurance Policy; and

                  (b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact.




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

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01.              Servicer to Service Mortgage Loans.

                  For and on behalf of the Certificateholders and the Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. Notwithstanding anything in this Agreement, any Servicing Agreement or any Loss Mitigation Advisory Agreement to the contrary, the Servicer shall have no duty or obligation to enforce any Loss Mitigation Advisory Agreement or to supervise, monitor or oversee the activities of the Loss Mitigation Advisor under its Loss Mitigation Advisory Agreement with respect to any action taken or not taken by a Servicer pursuant to a recommendation of the Loss Mitigation Advisor. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. The Trustee will provide a limited power of attorney to the Servicer, prepared by the Servicer and reasonably acceptable to the Trustee, to permit the Servicer to act on behalf of the Trustee under this Agreement. The Servicer hereby indemnifies the Trustee for all costs and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Servicer further is hereby authorized and empowered in its own name or in the name of the Subservicer, when such Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer in accordance with Section 3.14, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable by the Trust Fund to the Servicer. Notwithstanding the foregoing, subject to Section 3.05(a), the Servicers shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.10 hereof) which would cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents and a written request signed by an authorized officer, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

                  In accordance with the standards of the preceding paragraph, and subject to the terms of the Special Hazard Insurance Policy, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

                  If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

                  (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

                  (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

                  (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

         SECTION 3.02. Subservicing; Enforcement of the Obligations of Subservicers.

                  (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds.

                  Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "OUTSOURCER") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from the Servicer's own funds.

                  (b) At the cost and expense of the Servicer, without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer's own funds without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account.

                  (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its

Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, the Servicer shall not be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. The Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer, as applicable, regardless of whether such payments are remitted by the Subservicer or Outsourcer, as applicable, to the Servicer.

                  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or an Outsourcer, and the Servicer alone, and the Depositor and the Trustee shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor and Trustee or the Trust Fund to pay a Subservicer's fees and expenses.

         SECTION 3.03. [Reserved].

         SECTION 3.04. Trustee to Act as Servicer; The Special Servicer.

                  (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section
3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

                  The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

                  (b) If directed by Vesta and solely at Vesta's option, the Servicer shall transfer the servicing of any Group II Mortgage Loan 91 days or more delinquent to Vesta. Vesta shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter whether or not Vesta or the Servicer is hereafter referenced as having such obligation (except that Vesta shall not be (i) liable for losses of such Servicer pursuant to Section
3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder prior to the transfer of such servicing or (ii) deemed to have made any representations and warranties of the predecessor Servicer hereunder). Upon the transfer of the servicing of any such Group II Mortgage Loan to Vesta, Vesta shall (i) be entitled to the Servicing Fee and other compensation with respect to such Group II Mortgage Loans pursuant to Section 3.14 and (ii) reimburse the Servicer for any unreimbursed Advances and

Servicing Advances made by the Servicer and any accrued and unpaid Servicing Fee due to the Servicer with respect to such servicing.

                  In connection with the transfer of the servicing of any Group II Mortgage Loan to Vesta, the Servicer shall, at Vesta's expense, deliver to Vesta all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to Vesta. In addition, Vesta shall notify the Trustee of such transfer and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Loans.

                  Notwithstanding the foregoing, Vesta may be replaced as Special Servicer of such Group II Mortgage Loans by the holders of 51% of the aggregate Class Principal Balance of the Class II-B Certificates.

         SECTION 3.05. Collection of Mortgage Loans; Collection Accounts; Certificate Account; Pre-Funding Account; Capitalized Interest Account.

                  (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, the Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and shall take special care with respect to Mortgage Loans for which the Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); PROVIDED, HOWEVER, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable; and that no such modification shall reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues; provided however, no such modification will be granted without the prior consent of the Pool Insurer if so required in the Pool Insurance Policy or the Special Hazard Insurer if so required in the Special Hazard Insurance Policy. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (b) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates, Series 2001-S15" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". Each Collection Account shall be an Eligible Account. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the Servicer in accordance with Section 3.08.

                  The Servicer shall deposit in the Collection Account on a daily basis and retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

                  (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate;

                  (iii)    all Liquidation Proceeds on the Mortgage Loans;

                  (iv) all Insurance Proceeds on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

                  (v) all Advances made by the Servicer pursuant to Section
         4.01;

                  (vi) with respect to each Principal Prepayment on the Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans and that Distribution Date;

                  (vii) any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and




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

                  (viii) any other amounts required to be deposited hereunder including all collected Prepayment Penalties.

                  The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, the Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

                  (c) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(viii);

                  (ii) any amount deposited by the Trustee pursuant to Section 3.05(e) in connection with any losses on Eligible Investments; and

                  (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

                  In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

                  (d) Each institution at which a Collection Account, the Certificate Account or the Pre-Funding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Servicer (in the case of a Collection Account), the Trustee (in the case of the Certificate Account) or the Depositor (in the case of the Pre-Funding Account), in Eligible Investments, which shall mature not later than
(i) in the case of a Collection Account, the second Business Day immediately preceding the related Distribution Date and (ii) in




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the case of the Certificate Account and the Pre-Funding Account, the Business
Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account or the Pre-Funding Account. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Pre-Funding Account shall be for the benefit of the Depositor and shall be remitted to it monthly.

                  (e) The Servicer shall give notice to the Trustee, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to the Servicer, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

                  (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date the Depositor shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.01(g), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

                  If any funds remain in the Pre-Funding Account on October 24, 2001, to the extent that they represent interest earnings on the amounts originally deposited into the Pre-Funding Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds shall be transferred to the Certificate Account to be included as part of principal distributions to the Class II-A-1 Certificates on the October 2001 Distribution Date.

                  (g) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account. On the Closing Date the Depositor shall remit the Capitalized Interest Deposit to the Trustee for deposit in the Capitalized Interest Account. On the Business Day prior to each of the August 2001, September 2001 and October 2001 Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date. On each of the August 2001 and September 2001 Distribution Dates, any Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Depositor. Any funds remaining in the Capitalized




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Interest Account immediately after the October 2001 Distribution Date shall be paid to the Depositor.

         SECTION 3.06. Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges; Simple Interest Excess Sub-Accounts; Deposits in Simple Interest Excess Sub-Accounts.

                  (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates, Series 2001-S15" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit Q-1 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit Q-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

                  (b) The Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

                  (i) all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). The Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  (c) Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:




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

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 3.06(e) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                  (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in
         Section 3.09(e);

                  (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

                  (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

                  (d) No later than the Closing Date, the Servicer shall establish and maintain a sub-account of the Collection Account titled "[Servicer's name], Simple Interest Excess Sub-Account in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S15". The Servicer shall, on each Determination Date transfer from the Collection Account to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, pursuant to Section 3.08(a)(ix), and shall maintain a record of all such deposits.

                  (e) The Servicer shall withdraw amounts on deposit in the applicable Simple Interest Excess Sub-Account on each Determination Date for deposit to the Certificate Account in an amount equal to the lesser of (i) the amount on deposit therein, and (ii) the Net Simple Interest Shortfall for such Distribution Date.

                  (f) The Servicer shall remit to the Trustee which shall thereupon distribute to the Class II-X Certificateholder 90% of the balance in the applicable Simple Interest Excess Sub-Account on the Distribution Date each year occurring in June, commencing in June 2002. Such distributions shall be deemed to be made on a first-in, first-out basis. In addition, the Servicer shall clear and terminate each related Simple Interest Excess Sub-Account upon the termination of this Agreement and retain any funds remaining therein.




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

                  (g) Amounts on deposit in the Simple Interest Excess Sub-Accounts may be invested in Eligible Investments. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Simple Interest Excess Sub-Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly. The amount of any net investment losses in a Simple Interest Excess Sub-Account shall promptly be deposited by the Servicer in such Simple Interest Excess Sub-Account.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

                  (a) The Servicer shall afford the Depositor, the Certificate Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer. In addition, the Servicer shall provide to Vesta reasonable access to all records and documentation regarding the Group II Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

                  (b) The Servicer shall inspect the Mortgaged Properties as often as deemed necessary by the Servicer in the Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written or electronic report of each such inspection.

         SECTION 3.08. Permitted Withdrawals from the Collection Accounts and Certificate Account.

                  The Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

                  (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer);

                  (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Servicer for (A) unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause
         (A) with respect to any Mortgage




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

         Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

                  (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

                  (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

                  (viii) on or prior to the Business Day immediately preceding each Distribution Date, to withdraw an amount equal to the Available Funds plus any related Expense Fees (other than the Servicing Fee) for such Distribution Date and any Prepayment Penalties received in respect of the Mortgage Loans, subject to the collection of funds included in the definition of "Available Funds" and remit such amount to the Trustee for deposit in the Certificate Account;

                  (ix) to deposit to the Simple Interest Excess Sub-Account any amount required to be deposited therein pursuant to Section 3.06(f); and

                  (x) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, the Loss Mitigation Advisor, the Pool Insurer, the Special Hazard Insurer and the Certificate Insurer, if applicable, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;




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

                  (ii) to withdraw and return to the Servicer for deposit to the Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (iii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. Maintenance of Hazard Insurance and Mortgage Impairment Insurance; Claims; Restoration of Mortgaged Property.

                  The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming co-insurer. Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to
Section 3.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08).

                  The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

                  (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;




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

                  (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                  (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account.

                  If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

         SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

                  The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

                  If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall with the prior written consent of the Pool Insurer enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

                  To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.




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

                  Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this Section 3.10 have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

                  (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Agreement. In connection with such decision, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy, the Pool Insurer under the Pool Insurance Policy and the Special Hazard Insurer under the Special Hazard Pool Insurance Policy; PROVIDED, HOWEVER, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall




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determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(iv)(A).

                  Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of environmental inspection.

                  In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08 hereof. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08 hereof, and the Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

                  (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves,




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protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

                  To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three- year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.




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                  In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "FORECLOSURE") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on the Mortgage Loan.

                  (d) The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

                  Neither the Servicer nor Vesta shall acquire any Mortgaged Property on behalf of any REMIC created hereunder in connection with a default or imminent default on a Foreclosure Restricted Loan, if acquiring title to the Mortgaged Property underlying the loan would cause the adjusted basis, for federal income tax purposes, of these Mortgaged Properties owned by the related REMIC after foreclosure, along with any other assets owned by the related REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, to exceed 0.75% of the adjusted basis of the assets of the related REMIC. If the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" with the meaning of Section 860G of the Code, exceed 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution of principal and interest on any Distribution Date, the Servicer or Vesta will dispose of enough of such Mortgaged Properties in foreclosure, for cash or otherwise, so that the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. The Servicer or Vesta will provide notice to the other of any Foreclosure Restricted Loan in order for the Servicer and Vesta to make the determinations set forth in this clause (d). In furtherance of the foregoing, the Servicer shall transfer such Foreclosure Restricted Loans to Vesta in accordance with Section 3.04.

                  (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse




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the Servicer for any unreimbursed Advances; third, to reimburse the related
Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.08(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.14.

                  (f) Vesta shall, at its option, enter into a special servicing agreement with an unaffiliated Holder of the Class II-X Certificate, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Holder may (i) instruct Vesta to commence or delay foreclosure proceedings with respect to delinquent Group II Mortgage Loans serviced by it and will contain provisions for the deposit of cash with Vesta by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had Vesta acted in accordance with its normal procedures, (ii) purchase delinquent Group II Mortgage Loans serviced by Vesta from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate through the last day of the month in which such Mortgage Loan is purchased, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Group II Mortgage Loans serviced by Vesta so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), and (B) will service such Mortgage Loans in accordance with this Agreement.

                  (g) Vesta, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Mortgage Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, Vesta shall repurchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Mortgage Loan.

         SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or the Custodian, as the case may be) by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit N. Upon receipt of such request, the Trustee (or the Custodian, as the case may be) shall within three Business Days release the related Mortgage File to the Servicer, and the Trustee shall within three Business Days of the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written




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evidence of cancellation thereon. The Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. The Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law and otherwise shall constitute a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee (or the Custodian, as the case may be) of a Request for Release in the form of Exhibit N signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case the Servicer shall deliver to the Trustee (or the Custodian, as the case may be) a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

                  If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         SECTION 3.13. Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account




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or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.14. Servicing Fee.

                  As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.05(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the Servicer or as otherwise provided in Section 3.08.

                  Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

         SECTION 3.15. Access to Certain Documentation.

                  The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

         SECTION 3.16. Annual Statement as to Compliance.

                  The Servicer shall deliver to the Depositor, the Certificate Insurer, the Rating Agencies and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing after its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has materially fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material




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default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

         SECTION 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before 120 days after the end of the Servicer's fiscal year, commencing after its 2001 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Certificate Insurer and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which the Servicer is servicing, including the related Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for
(a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

         SECTION 3.18. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("SERVICER EMPLOYEES"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 22 - Fidelity Bond American International Specialty Lines Insurance Policy Form ("5713 5/93") Mortgage Banker Broker E&O and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including




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a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

         SECTION 3.19. Duties of the Loss Mitigation Advisor.

                  The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Trustee and the Certificate Insurer, the Loss Mitigation Advisor will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Loss Mitigation Advisor pursuant to the Loss Mitigation Advisory Agreement and the Loss Mitigation Advisor shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans. Upon receipt of notice from the Pool Insurer with respect to any claim rejected by the Pool Insurer (the "Claims Report") under the Pool Insurance Policy, the Loss Mitigation Advisor shall review any such rejected claim and shall determine, based on the information provided by the Pool Insurer, whether the claim was rejected due to the Servicer's failure to comply with the terms of the related policy or the claims-filing procedures of the Pool Insurer. The Loss Mitigation Advisor shall promptly notify the Depositor, the Seller, the Servicer, the Certificate Insurer, the Trustee and each Rating Agency with written information regarding such determination and the basis of such determination along with the related Claims Report. If the Loss Mitigation Advisor is no longer able to perform its duties hereunder, the Depositor shall terminate the Loss Mitigation Advisor and cause the appointment of a successor Loss Mitigation Advisor. Upon any termination of the Loss Mitigation Advisor or the appointment of a successor Loss Mitigation Advisor, the Depositor shall give written notice thereof to the Seller, the Servicer, the Certificate Insurer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Loss Mitigation Advisor pursuant to this Section 3.19 shall not become effective until the appointment of a successor Loss Mitigation Advisor.

         SECTION 3.20. Limitation Upon Liability of the Loss Mitigation Advisor.

                  Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificate Insurer, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Loss Mitigation Advisory Agreements or of errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Loss Mitigation Advisor Agreements. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Loss Mitigation Advisory Agreements in the performance of its duties thereunder and hereunder.




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         SECTION 3.21. Maintenance of Pool Insurance Policy.

                  The Servicer shall exercise its best efforts to maintain and keep the Pool Insurance Policy in full force and effect throughout the term of this Agreement, unless coverage thereunder has been exhausted through payment of claims. The Trustee shall pay on a timely basis the Pool Insurer Fee from amounts on deposit by the Trustee in the Certificate Account in accordance with the terms of the Pool Insurance Policy.

                  At any time, the Servicer may substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy or other credit enhancement for the Pool Insurance Policy or any substitute therefor to the extent permitted by the Certificate Insurer, Moody's Investors Service, Inc. and each Rating Agency without a downgrading of the then current rating of the Certificates, which shall be confirmed in writing to the Servicer, the Trustee and the Certificate Insurer by each Rating Agency and such confirmation shall be determined without regard to the Certificate Insurance Policy.

                  In the event that the Pool Insurance Policy is canceled or terminated for any reason other than exhaustion of the coverage thereunder or the claims-paying ability of the Pool Insurer is reduced below investment grade by either Rating Agency, the Servicer shall use its best efforts to obtain a replacement Pool Insurance Policy from a Qualified Insurer that is acceptable to each Rating Agency and the Certificate Insurer. Any such replacement policy will provide for an amount of coverage equal to the then remaining coverage amount of the Pool Insurance Policy, provided, however, that if the premium cost of the replacement policy exceeds the premium cost of the Pool Insurance Policy, the coverage amount of the replacement policy shall be reduced so that the premium cost therefore will not exceed 100% of the premium cost of the Pool Insurance Policy.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to file, on behalf of itself, the Trustee, the Depositor, the Certificateholders and the Certificate Insurer claims to the Pool Insurer in a timely fashion in accordance with the terms of the Pool Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under the Pool Insurance Policy respecting a related defaulted Mortgage Loan. Notwithstanding the foregoing, no claim shall be filed under the Pool Insurance Policy before the related Mortgage Loan becomes six months in Default (as defined under the Pool Insurance Policy). Pursuant to Section 3.09, any amounts collected by the Servicer under the Pool Insurance Policy (other than any amount to be applied to the restoration or repair of the property encumbered by the related Mortgage Loan with respect to which such amount was collected) shall be deposited in the Collection Account pursuant to Section 3.05. The Servicer shall comply will all applicable terms of the Pool Insurance Policy and the claims-filing procedures of the Pool Insurer, to the extent necessary to avoid any adjustments to claims paid under the Pool Insurance Policy.

         SECTION 3.22. Maintenance of Special Hazard Insurance Policy.

                  The Servicer agrees to exercise commercially reasonable efforts to maintain and keep the Special Hazard Insurance Policy in full force and effect throughout the term of this Agreement, unless coverage thereunder has been exhausted through the payment of claims; provided, however, that in no case shall the Servicer be required to (i) expend its own funds to maintain such policy or




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(ii) make a Nonrecoverable Advance. In the event that (i) the claims paying ability rating of the Special Hazard Insurer is reduced to such a level that the ratings are reduced below the level of the ratings originally given, (ii) the Special Hazard Insurer ceases to be a property and casualty insurer duly qualified as such under applicable laws or (iii) the Special Hazard Insurance Policy is cancelled for any reason other than the exhaustion of coverage thereunder, the Servicer acting on behalf of the Trustee shall exercise commercially reasonable efforts to obtain from another insurer acceptable to the Rating Agencies and the Certificate Insurer a replacement policy comparable to the initial Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the initial Special Hazard Insurance Policy, the amount of coverage of such replacement policy shall be reduced to a level such that the premium rate therefor shall not exceed 100% of the premium rate on the initial Special Hazard Insurance Policy.

                  The Trustee shall pay on a timely basis the Special Hazard Insurer Fee from amounts on deposit by the Trustee in the Certificate Account in accordance with the terms of the Special Hazard Insurance Policy.

                  In connection with its activities hereunder, the Servicer agrees to present, on behalf of itself, the Trustee, the Depositor, the Certificateholders and the Certificate Insurer, claims to the Special Hazard Insurer in a timely fashion and in accordance with the terms of the Special Hazard Insurance Policy, and, in this regard, to take such commercially reasonable action (other than the making of Nonrecoverable Advances) as shall be necessary to permit recovery under the Special Hazard Insurance Policy. The Servicer shall collect all amounts relating to the Certificates under the Special Hazard Insurance Policy and shall deposit such amounts in the related Collection Account pursuant to Section 3.05. The Servicer shall comply with all applicable terms of the Special Hazard Insurance Policy and the claims-filing procedures of the Special Hazard Insurer, to the extent necessary to avoid any adjustments to claims paid under the Special Hazard Insurance Policy.






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                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

         SECTION 4.01.              Advances by the Servicer.

                  The Servicer shall deposit in the Collection Account an amount equal to (i) with respect to the Mortgage Loans other than the Simple Interest Mortgage Loans, all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Due Period and (ii) with respect to the Simple Interest Mortgage Loans, 30 day's interest on each such Mortgage Loan, less the Servicing Fee; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). The Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

                  The Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Servicer determines that any such Advances are Nonrecoverable Advances, the Servicer shall provide the Trustee and the Certificate Insurer with a certificate signed by a Servicing Officer evidencing such determination.

                  If an Advance is required to be made hereunder, the Servicer shall on the second Business Day immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and
(ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.

         SECTION 4.02. Priorities of Distribution.

                  (a) On each Distribution Date, prior to making distributions to the holders of the Certificates, the Trustee first, shall pay itself the Trustee's Fee for such Distribution Date, second, shall pay the Loss Mitigation Advisor the Loss Mitigation Fee, third, shall remit to the Pool Insurer, by fund transfer from an account in the name of the Philadelphia office of the Trustee, in




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immediately available funds, the Pool Insurer Fee for such Distribution Date, and fourth, shall remit to the Special Hazard Pool Insurer, the Special Hazard Insurer Fee for such Distribution Date.

                  (b) With respect to the Available Funds and any funds received from the Pool Insurance Policy and the Special Hazard Insurance Policy for each Group, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and apply such funds to distributions on the Certificates of the related Certificate Group and to the Certificate Insurer, as applicable, in the following order and priority and, in each case, to the extent of such Available Funds remaining:

                  (i) with respect to the Group I Certificates, to the extent of the Available Funds for Loan Group I and with respect to the Class I-A-1 Certificates, any Insured Payment for that Distribution Date:

                  (A) first, to the Certificate Insurer, the Certificate Insurer Premium with respect to the Class I-A-1 Certificates;

                  (B) second, to the Class I-A-1, Class I-A-2, Class I-A-4, Class A-R-1, Class A-R- 2, Class A-R-3 and Class P Certificates, concurrently, the related Interest Distribution Amount;

                  (C) third, in the Distribution Date in September 2006 and thereafter up to the amount of the related Senior Principal Distribution Amount, to the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero;

                  (D) fourth, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group, to the Class I-A-1, Class I-A-3, Class I-A-4, Class A-R-1, Class A-R-2 and Class A-R-3 Certificates, in the order and priority set forth in clause (d) below, in reduction of the Class Principal Balance thereof, until the Class Principal Balance thereof has been reduced to zero;

                  (E) fifth, to the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero; and

                  (F) sixth, to the Certificate Insurer, any Cumulative Insurance Payment and any other amounts due to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon at rate set forth in the Insurance Agreement;

                  (ii) with respect to the Group II Certificates, to the extent of the Group II Interest Remittance Amount for that Distribution Date:

                  (A) first, to the Class II-A Certificates, pro rata, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;




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                  (B)      second, to the Class II-M-1 Certificates, Current
                           Interest and any Carryforward Interest for such Class and such Distribution Date;

                  (C) third, to the Class II-M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

                  (D) fourth, to the Class II-B Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

                  (E) fifth, for application as part of Monthly Excess Cashflow for such Distribution Date as provided in clause (v) of this Section 4.02(b), any Group II Interest Remittance Amount remaining after application pursuant to clauses A. through D. above.

                  (iii) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee shall distribute the Group II Principal Payment Amount for such date in the following order of priority:

                  (A) first, to the Class II-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                  (B) second, to the Class II-M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                  (C) third, to the Class II-M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                  (D) fourth, to the Class II-B Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

                  (E) fifth, for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause (v) of this Section 4.02(b), any Group II Principal Payment Amount remaining after application pursuant to clauses A. through D. above.

                  (iv) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Trustee shall distribute the Group II Principal Payment Amount for such date in the following order of priority:

                  (A) first, to the Class II-A-1, the Group II Senior Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

                  (B) second, to the Class II-M-1 Certificates, the Class II-M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;




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                  (C)      third, to the Class II-M-2 Certificates, the Class
                           II-M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

                  (D) fourth, to the Class II-B Certificates, the Class II-B Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

                  (E) fifth, for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause (v) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through D. above.

                  (v) On each Distribution Date, except for the first Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

                  (A) (I) except for the first Distribution Date, until the aggregate Class Principal Balance of the Group II Certificates equals the Group II Aggregate Collateral Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or
                           (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group II Certificates (other than the Class II-A-IO Certificates), in the following order of priority:

                           (aa) first, to the Class II-A-1 Certificates until the Class Principal Balance of such Class has been reduced to zero;

                           (bb) second, to the Class II-M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                           (cc) third, to the Class II-M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

                           (dd) fourth, to the Class II-B Certificates, until the Class Principal Balance of such Class has been reduced to zero;

                           (II) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in clause (iii) above, after giving effect to the distribution of the Group II Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein:

                  (B) first, to the Class II-M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;




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                  (C)      second, to the Class II-M-2 Certificates, any
                           Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

                  (D) third, to the Class II-B Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate;

                  (E) fourth, to the Class II-A-1 Certificates, any applicable Basis Risk Shortfall for such Classes;

                  (F) fifth, to the Class II-M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

                  (G) sixth, to the Class II-M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

                  (H) seventh, to the Class II-B Certificates, any applicable Basis Risk Shortfall for such Class;

                  (I) eighth, to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit;

                  (J) ninth, to the Class II-X Certificate, the Class II-X Distributable Amount for such Distribution Date (reduced by any amounts distributed on such Distribution Date pursuant to clauses E, F, G or H of this subsection (v)), together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class II-X Certificate pursuant to Sections 4.10(b) and (c); and

                  (K) tenth, any amounts remaining (which is expected to be zero) to the Class A-R-3 Certificates;

                  (vi) On the first Distribution Date only, the Trustee shall distribute the Monthly Excess Cashflow for such date to the Class II-X Certificate.

                  (vii) with respect to the Class I-B and Class I-XB Certificates, to the extent of the Available Funds for Loan Group I, after the payment of the Group I Certificates and the Certificate Insurer described above in clause 4.02(b)(i):

                  (A) first, to the Class I-B-1 Certificates, the related Interest Distribution Amount;

                  (B) second, to the Class I-XB-1 Certificates, the related Interest Distribution Amount;

                  (C) third, to the Class I-B-1 Certificates, their pro rata share of the Group I Subordinate Principal Distribution Amount;




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                  (D)      fourth, to the Class I-B-2 Certificates, the related
                           Interest Distribution Amount;

                  (E) fifth, to the Class I-XB-2 Certificates, the related Interest Distribution Amount;

                  (F) sixth, to the Class I-B-2 Certificates, their pro rata share of the Group I Subordinate Principal Distribution Amount;

                  (G) seventh, to the Class I-B-1 Certificates, and then, to the Class I-B-2 Certificates, up to the amount of unreimbursed Realized Losses previously allocated to that Class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                           (vii)(G) will not cause a further reduction in the Class Principal Balances of any of the Class I-B Certificates; and

                  (H) eighth, any amount remaining (which is expected to be zero) to the Class A-R-3 Certificates.

                  (c) On each Distribution Date, amounts representing Prepayment Penalties in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Certificate Account and distributed by the Trustee to the holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the holders of the Class P Certificates shall not reduce the Class Principal Balances thereof.

                  (d) (i) On each Distribution Date prior to the Credit Support Depletion Date, the Group I Senior Principal Distribution Amount for that Distribution Date will be distributed as principal to the related classes of Senior Certificates in the following order of priority:

                  (A) first, concurrently on a pro rata basis, to the Class A-R-1 Certificates, Class A-R-2 Certificates and Class A-R-3 Certificates until those Class Principal Balances have been reduced to zero;

                  (B) second, concurrently on a pro rata basis, to the Class I-A-1, Class I-A-3 and Class I-A-4 Certificates, until those Class Principal Balances have been reduced to zero;

                  (ii) On each Distribution Date on and after the Credit Support Depletion Date, the Group I Principal Payment Amount will be distributed as principal to all the Class I-A-1, Class I-A-3, Class I-A-4, Class A-R and Class P Certificates, pro rata, based on aggregate Class Principal Balances immediately prior to such Distribution Date and any Guaranteed Distributions or Preference Amounts will be distributed to the Class I-A-1 Certificates.




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                  (e) On each Distribution Date, the amount referred to in
clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Certificates shall be reduced by the Trustee by the related Class's pro rata share (based on the applicable Interest Distribution Amount for each such Class before reduction pursuant to this
Section 4.02(e)) of "Net Interest Shortfalls" which shall be equal to the sum of
(A) Net Prepayment Interest Shortfalls for the Mortgage Loans, and (B) the sum of: (I) Excess Losses that are Special Hazard Losses or Extraordinary Losses during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (II) Excess Losses that are Bankruptcy Losses during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (III) each Relief Act Reduction for any Mortgage Loan incurred during the calendar month preceding the month of such Distribution Date and (IV) Excess Losses that are Fraud Losses during the calendar month preceding the month of such Distribution Date equal to the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

         SECTION 4.03.              [Reserved]

         SECTION 4.04.              [Reserved]

         SECTION 4.05.              Allocation of Realized Losses.

                  (a) On or prior to each Determination Date, the Servicer shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

                  (b) With respect to any Distribution Date, Realized Losses, other than Special Hazard Losses, Bankruptcy Losses, Fraud Losses or Extraordinary Losses incurred on the Group I Mortgage Loans, shall be allocated to the Classes of Group I Certificates as follows, except as provided in clause
(f) below:

                  (i) FIRST, to the related Subordinate Certificates (other than the Class I-XB Certificates) in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), until the respective Class Principal Balance of each such Class is reduced to zero, and

                  (ii) SECOND, to the Class I-A Certificates, pro rata, on the basis of their respective Class Principal Balances; provided, however, any Realized allocable to the Class I-A-1 Certificates will be allocated to the Class I-A-4 Certificates, until the Class Principal Balance thereof has been reduced to zero.

                  (c) No Realized Losses will be allocated to the Class P Certificates.




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

                  (d) With respect to any Distribution Date, Excess Losses incurred on the Mortgage Loans shall be allocated to the Group I Certificates, other than the Class I-A-2 Certificates and Class I-XB Certificates, pro rata, based on their respective Class Principal Balances.

                  (e) On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount for the Group II Certificates, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Group II Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Loss Amount allocated to a Class of Group II Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

                  (f) On each Distribution Date, if the aggregate Class Principal Balance of all Certificates of a Certificate Group exceeds the aggregate Stated Principal Balance of the related Mortgage Loans (in each case, after giving effect to distributions of principal and the allocation of all losses to the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of related Subordinate Certificates, pro rata, as applicable, then outstanding.

                  (g) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to this Section 4.05 shall be allocated by the Trustee among the Certificates of such Class in proportion to their respective Certificate Balances.

                  (h) Any allocation by the Trustee of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.05 shall be accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date, in accordance with the definition of "Certificate Balance."

         SECTION 4.06.              Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and make available on the website maintained by the Trustee at http://www.chase.com/absmbs, a statement setting forth with respect to the related distribution for each Certificate Group:

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein, and the amount of the distribution made to the holders of the Class P Certificates allocable to Prepayment Penalties;

                  (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;




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

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans;

                  (vi) the Senior Percentage and the Subordinate Percentage for the Group I Certificates and the Group II Certificates, in each case, for the following Distribution Date;

                  (vii) the amount of the Servicing Fees and Prepayment Penalties, if applicable, with respect to such Distribution Date and the related Loan Group;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the end of the preceding month;

                  (x) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date, assuming twelve thirty day months;

                  (xi) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

                  (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiv) the Senior Prepayment Percentage for the Group I Certificates and Group II Certificates for the following Distribution Date;




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                  (xv) the Subordinate Prepayment Percentage for the Group I
         Certificates and Group II Certificates for the following Distribution Date;

                  (xvi) the aggregate amount of Realized Losses for each Certificate Group incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date;

                  (xvii) the Rolling Three Month Delinquency Rate for the Group II Mortgage Loans for such Distribution Date;

                  (xviii)  the amount on deposit in the Pre-Funding Account; and

                  (xix) the amount and dates of any payments made under the Pool Insurance Policy, the Special Hazard Insurance Policy or the Certificate Insurance Policy.

                  Assistance in using the website can be obtained by calling the Trustee's customer service desk at 877-722-1095. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by written notice to the Trustee at its Corporate Trust Office. The Trustee's responsibility for disbursing the above information to the Certificateholders for each Certificate Group is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The foregoing information shall be reported to the Trustee each month on or before the related Determination Date; provided, however, that in connection with the information provided in paragraph (xvii) above, the Special Hazard Loss, the Fraud Loss and the Bankruptcy Loss, if any, shall be reported to the Trustee each month on or before the related Determination Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, clauses (a)(i), (a)(ii) and (a)(vii) of this
Section 4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         SECTION 4.07.              Certificate Insurer; Policy Matters.

                  (a) If, on the second Business Day before any Distribution Date, the Trustee determines that the funds that will be available for such Distribution Date distributable to the Holders of the Insured Certificates pursuant to Section 4.02 will be insufficient to pay the Insured Payment on such Distribution Date, the Trustee shall determine the amount of any such deficiency and shall give notice to Certificate Insurer, by telephone or telecopy of the amount of such deficiency, confirmed in writing by notice substantially in the form of Exhibit A to the applicable Certificate Insurance Policy by 12:00 noon, New York City time, on such second Business Day. The Trustee's responsibility for delivering the notice to Certificate Insurer, as provided in the preceding sentence is limited to the availability, timeliness and accuracy of the information provided by the Servicer.




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

                  (b) In the event the Trustee receives a certified copy of an order of the appropriate court that any payment of principal or interest on an Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify Certificate Insurer and (ii) comply with the provisions of the related Certificate Insurance Policy to obtain payment by Certificate Insurer of such voided payment. In addition, the Trustee shall mail notice to all Holders of the Insured Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Certificate Insurance Policy a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to Certificate Insurer, its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

                  (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of the Holders of the Class I-A-1 Certificates (the "Certificate Insurance Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Certificate Insurance Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Certificate Insurance Account and distribute such amount only for the purposes of making the payments to Holders of the related Insured Certificates in respect of the Insured Payment for which the related claim was made under such Certificate Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Insured Certificates affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Certificate Account. However, any payments made on the Insured Certificates from funds in the Certificate Insurance Account shall be noted as provided in subsection (e) below. Funds held in the Certificate Insurance Account shall not be invested by the Trustee.

                  (d) Any funds received from Certificate Insurer for deposit into the Certificate Insurance Account pursuant to the Certificate Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under the Certificate Insurance Policy shall be applied by the Trustee directly to the payment in full of the Insured Payment due on such Distribution Date on the related Insured Certificates. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Insured Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Servicer or the Trust Fund. Any funds (other than funds deposited therein in respect of a Preference Amount payable under the related Certificate Insurance Policy) remaining in the related Certificate Insurance Account on the first Business Day after each Distribution Date shall be remitted promptly to Certificate Insurer pursuant to the written instruction of Certificate Insurer.

                  (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by Certificate Insurer and deposited into the related Certificate Insurance Account and (ii) the allocation of such funds to payments of interest on and principal in respect of the related




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Insured Certificates. Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

                  (f) The Trustee acknowledges, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of Certificate Insurer or the Trustee, to the extent Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund. The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of Certificate Insurer's interest with respect to amounts paid under the related Certificate Insurance Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining Certificate Insurer's rights, as applicable, as subrogee for payments distributable pursuant to
Section 4.02, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the related Certificate Insurance Policy shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Balance of the Insured Certificates except to the extent such payment has been reimbursed to Certificate Insurer pursuant to the terms hereof.

                  (g) Upon a Responsible Officer of the Trustee becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify Certificate Insurer of such Event of Default.

                  (h) The Trustee shall promptly notify Certificate Insurer of either of the following as to which a Responsible Officer of the Trustee has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Insured Certificates as to which it has actual knowledge. Each Holder of an Insured Certificate, by its purchase of Insured Certificates, and the Trustee hereby agrees that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of an Insured Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  (i) The Servicer shall designate a Certificate Insurer Contact Person who shall be available to Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans. The initial Certificate Insurer Contact Persons are the Servicing Officers.




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                  (j) The Trustee shall surrender the related Certificate
Insurance Policy to the Certificate Insurer for cancellation upon the reduction of the Class Principal Balance of the applicable Insured Certificates to zero.

                  (k) The Trustee shall send to Certificate Insurer the reports prepared pursuant to Sections 3.16 and 3.17 and the statements prepared pursuant to Section 4.06, as well as any other statements or communications sent to Holders of the Insured Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

                  (l) For so long as there is no continuing default by Certificate Insurer under its obligations under the Certificate Insurance Policy (a "Certificate Insurer Default"), each Holder of any Insured Certificate agrees that Certificate Insurer shall be treated by the Depositor, the Servicer and the Trustee as if Certificate Insurer were the Holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Insured Certificates hereunder without any further consent of any Holders of the Insured Certificates.

                  (m) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Rating Agencies or the Holders of the Insured Certificates shall also be sent at such time to Certificate Insurer at Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Consumer Asset-Backed Securities Group (CSFB Trust Series 2001-S15).

                  (n) The Certificate Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurer's rights explicitly specified herein as if a party hereto.

                  (o) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Certificate Insurance Policy.

                  (p) The Trustee and the Servicer shall cooperate with any reasonable request by Certificate Insurer to preserve or enforce the rights granted to Certificate Insurer hereunder or under the Insurance Agreement.

                  (q) Any amendment to this Agreement shall require the prior written consent of Certificate Insurer if such amendment could materially adversely affects the interest of Certificate Insurer or of the Holders of the Insured Certificates.

         SECTION 4.08. Distributions on the Uncertificated REMIC 1 Regular Interests.

         (A)      Distributions relating to Loan Group I:

         (a) On each Distribution Date the Trustee shall distribute to itself, as the holder of the Uncertificated REMIC 1 Group I Regular Interests, the following amounts in the following order of priority to the extent of the Available Funds relating to Loan Group I reduced by distributions made to the Class A-R-1 Certificates pursuant to Section 4.02(b):




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                (i) Uncertificated REMIC 1 Accrued Interest on the
         Uncertificated REMIC 1 Group I Regular Interests for such Distribution Date, plus any Uncertificated REMIC 1 Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 4.08(A)(b), an amount equal to the sum of the amounts in respect of principal distributable on the Uncertificated REMIC 2 Group I Regular Interests and Class R-II Certificates under Section 4.09(A)(a), as allocated thereto pursuant to Section 4.09(A)(b).

                  On each Distribution Date, all amounts representing Prepayment Penalties in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of Uncertificated REMIC 1 Regular Interest I-LT-P. The payment of the foregoing amounts to the Holders of Uncertificated REMIC 1 Regular Interest I-LT-P shall not reduce the Uncertificated Principal Balance thereof.

         (b) The amount described in Section 4.08(A)(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC 1 Regular Interest I-LT, (ii) Uncertificated REMIC 1 Regular Interest I-LT-P, and (iii) Uncertificated REMIC 1 Regular Interest I-LT-R, with the amount to be distributed allocated among such interests in accordance with the priority assigned to the Corresponding Uncertificated Interests under Section 4.09(A)(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

         (c) The portion of the Uncertificated REMIC 1 Regular Interest Distribution Amounts described in Section 4.08(A)(a)(ii) shall be distributed by REMIC 1 to REMIC 2 in accordance with the priority assigned to the Uncertificated REMIC 2 Group I Regular Interests relative to that assigned to the Uncertificated REMIC 1 Regular Interests.

         (d) In determining from time to time the Uncertificated REMIC 1 Regular Interest Distribution Amounts for the Uncertificated REMIC 1 Group I Regular Interests, Realized Losses allocated to the Uncertificated REMIC 2 Group I Regular Interests shall be allocated to Uncertificated REMIC 1 Group I Regular Interests in the same amounts and priorities as allocated to the Corresponding Uncertificated Interests.

         (B)      Distributions relating to Loan Group II:

         (a) On each Distribution Date, the Trustee shall cause the Available Funds relating to Loan Group II, to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the Uncertificated REMIC 1 Group II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class A-R-1 Certificates, as the case may be:

                  (1)(i) first, to the Holders of Uncertificated REMIC 1 Regular Interests II-LT-B, II- LT-C, II-LT-D, II-LT-E, II-LT-F and II-LT-G, in an amount equal to (A) the related Uncertificated Interest Distribution Amount for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of Uncertificated REMIC 1 Regular Interest II-LT-A an amount equal to (A) the related Uncertificated Interest Distribution




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

Amount for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) on each of the first three Distribution Dates, to the Holders of the Class A-R-1 Certificates, in an amount equal to the excess, if any, of (A) the Group II Interest Remittance Amount for such Distribution Dates over (B) the aggregate Uncertificated Interest Distribution Amount payable to the Holders of Uncertificated REMIC 1 Group II Regular Interests on such Distribution Dates;

                  (2) second, to the Holders of Uncertificated REMIC 1 Group II Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (i) to the Holders of Uncertificated REMIC 1 Regular
Interest II-LTA, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTA is reduced to zero;

                           (ii) to the Holders of Uncertificated REMIC 1 Regular
Interest II-LTB, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTB is reduced to zero;

                           (iii) to the Holders of Uncertificated REMIC 1
Regular Interest II-LTC, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTC is reduced to zero;

                           (iv) to the Holders of Uncertificated REMIC 1 Regular
Interest II-LTD, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTD is reduced to zero;

                           (v) to the Holders of Uncertificated REMIC 1 Regular
Interest II-LTE, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTE is reduced to zero;

                           (vi) to the Holders of Uncertificated REMIC 1 Regular
Interest II-LTF, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTF is reduced to zero;

                           (vii) to the Holders of Uncertificated REMIC 1
Regular Interest II-LTG, until the Uncertificated Principal Balance of Uncertificated REMIC 1 Regular Interest II-LTG is reduced to zero; and

                           (viii) any remaining amount to the Holders of the
Class A-R-1 Certificates.

         (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to Uncertificated REMIC 1 Regular Interest II-LT-A until the Uncertificated Principal Balance thereof has been reduced to zero, then to Uncertificated REMIC 1 Regular Interest




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II-LT-B until the Uncertificated Principal Balance thereof has been reduced to zero, then to Uncertificated REMIC 1 Regular Interest II-LT-C until the Uncertificated Principal Balance thereof has been reduced to zero, then to Uncertificated REMIC 1 Regular Interest II-LT-D until the Uncertificated Principal Balance thereof has been reduced to zero, then to Uncertificated REMIC 1 Regular Interest II-LT-E until the Uncertificated Principal Balance thereof has been reduced to zero, then to Uncertificated REMIC 1 Regular Interest II-LT-F until the Uncertificated Principal Balance thereof has been reduced to zero, and then to Uncertificated REMIC 1 Regular Interest II- LT-G until the Uncertificated Principal Balance thereof has been reduced to zero.

         SECTION 4.09. Distributions on the Uncertificated REMIC 2 Regular Interests.

         (A)      Distributions relating to Loan Group I:

                  (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC 2 Group I Regular Interests, the Uncertificated REMIC 2 Regular Interest Distribution Amounts relating to the Uncertificated REMIC 2 Group I Regular Interests in the following order of priority to the extent of Available Funds relating to Group
I:

                (i) Uncertificated REMIC 2 Accrued Interest on the Uncertificated REMIC 2 Group I Regular Interests for such Distribution Date, plus any Uncertificated REMIC 2 Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 4.09(A)(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Group I Certificates under
         Section 4.02(b), as allocated thereto.

                  On each Distribution Date, all amounts representing Prepayment Penalties in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of Uncertificated REMIC 2 Regular Interest MT-I-P. The payment of the foregoing amounts to the Holders of Uncertificated REMIC 2 Regular Interest MT-I-P shall not reduce the Uncertificated Principal Balance thereof.

                  (b) The amount described in Section 4.09(A)(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC 2 Regular Interest MT-I-A1, (ii) Uncertificated REMIC 2 Regular Interest MT-I-A3, (iii) Uncertificated REMIC 2 Regular Interest MT-I-A4, (iv) Uncertificated REMIC 2 Regular Interest MT-I-B1,
(v) Uncertificated REMIC 2 Regular Interest MT-I-B2, (vi) Uncertificated REMIC 2 Regular Interest MT-I-R and (vii) Uncertificated REMIC 2 Regular Interest MT-I-P, with the amount to be distributed allocated among such interests in accordance with the priority assigned to the Corresponding Certificates, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

                  (c) The portion of the Uncertificated REMIC 2 Regular Interest Distribution Amounts described in Section 4.09(A)(a)(ii) shall be deemed distributed by REMIC 2 to REMIC 3 in accordance with the priority assigned to the Certificates relative to that assigned to the Uncertificated REMIC 2 Regular Interests under Section 4.02.




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

                  (d) In determining from time to time the Uncertificated REMIC 2 Group I Regular Interest Distribution Amounts, Realized Losses allocated to the Group I Certificates shall be allocated to Uncertificated REMIC 2 Group I Regular Interests in the same amounts and priorities as allocated to the Corresponding Certificates.

         (B)      Distributions relating to Loan Group II:

                  (a) to the extent of Available Funds for Loan Group II, to the Holders of Uncertificated REMIC 2 Regular Interest MT-II-1, Uncertificated REMIC 2 Regular Interest MT-II- 2, Uncertificated REMIC 2 Regular Interest MT-II-3, Uncertificated REMIC 2 Regular Interest MT- II-4, Uncertificated REMIC 2 Regular Interest MT-II-5, and Uncertificated REMIC 2 Regular Interest MT-II-6, PRO RATA, in an amount equal to (A) the Uncertificated REMIC 2 Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated REMIC 2 Accrued Interest in respect of Uncertificated REMIC 2 Regular Interest MT-II-6 shall be reduced when the REMIC 2 Group II Overcollateralization Amount is less than the REMIC 2 Group II Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 2 Group II Regular Interest MT-II-6 Maximum Interest Deferral Amount, and such amount will be payable to the Holders of Uncertificated REMIC 2 Regular Interest MT-II-2, Uncertificated REMIC 2 Regular Interest MT-II-3, Uncertificated REMIC 2 Regular Interest MT-II-4 and Uncertificated REMIC 2 Regular Interest MT-II-5, in the same proportion as the Overcollateralization Increase Amount is allocated to the Class II-A-1 Certificates, Class II-M-1 Certificates, Class M-II-2 Certificates, Class II-M-2 Certificates and Class II-B Certificates, respectively; and

                  (b) on each Distribution Date, to the Holders of Uncertificated REMIC 2 Group II Regular Interests, in an amount equal to the remainder of the Available Funds for Loan Group II after the distributions made pursuant to clause (a) above, allocated as follows (except as provided below):

                                            (A)      to the Holders of
                                                     Uncertificated REMIC 2
                                                     Regular Interest MT-II-2,
                                                     98.00% of such remainder
                                                     until the Uncertificated
                                                     Principal Balance of such
                                                     Uncertificated REMIC 2
                                                     Regular Interest is reduced
                                                     to zero;

                                            (B)      to the Holders of
                                                     Uncertificated REMIC 2
                                                     Regular Interests MT-II-2,
                                                     MT-II-3, MT-II-4 and
                                                     MT-II-5, 1.00% of such
                                                     remainder, in the same
                                                     proportion as principal
                                                     payments are allocated to
                                                     the Class II-A-1
                                                     Certificates, Class II-M-1
                                                     Certificates, Class II-M-2
                                                     Certificates and Class II-B
                                                     Certificates, respectively;

                                            (C)      to the Holders of
                                                     Uncertificated REMIC 2
                                                     Regular Interest MT-II-6,
                                                     1.00% of such remainder;
                                                     and




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                                            (D)      any remaining amounts to
                                                     the Holders of the Class
                                                     R-2 Certificates;

                                            provided, however, that 98.00% and
                                            2.00% of any principal payments that
                                            are attributable to an
                                            Overcollateralization Reduction
                                            Amount shall be allocated to Holders
                                            of the Uncertificated REMIC 2
                                            Regular Interest MT-II-1 and
                                            Uncertificated REMIC 2 Regular
                                            Interest MT-II-6, respectively.

                  (c) All Realized Losses on the Group II Mortgage Loans shall be allocated on each Distribution Date to the following Uncertificated REMIC 2 Group II Regular Interests in the specified percentages, as follows: first, to Uncertificated REMIC 2 Accrued Interest payable to the Uncertificated REMIC 2 Regular Interests MT-II-1 and MT-II-6 up to an aggregate amount equal to the excess of (a) the REMIC 2 Group II Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by a Compensating Interest Payment) relating to the Group II Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the Uncertificated REMIC 2 Regular Interests MT-II-1 and MT-II-6 up to an aggregate amount equal to the REMIC 2 Group II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of Uncertificated REMIC 2 Regular Interests MT-II-1, 98%, MT-II-2, MT-II-3, MT-II-4 and MT-II-5, 1%, PRO RATA, and MT-II-6, 1%, respectively, until the Uncertificated Principal Balance of each of Uncertificated REMIC 2 Regular Interest MT-II-2, MT-II-3, MT-II-4 and MT-II-5 has been reduced to zero.

         SECTION 4.10.              Basis Risk Reserve Fund.

                  (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

                  (b) On the Closing Date, $5,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.02(b)(v)(I)., the Required Basis Risk Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund can be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates pursuant to Sections 4.02(b)(v) E. through H. to the extent Monthly Excess Cashflow on such date is insufficient to make such payments. Any such amounts distributed shall be treated for federal tax purposes as amounts distributed by REMIC 3 to the Class II-X Certificateholders. On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class II-X Certificateholder pursuant to Section 4.02(b)(v)J.




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                  (c) Funds in the Basis Risk Reserve Fund may be invested in
Eligible Investments by the Trustee at the direction of the holder of the Class II-X Certificate. Any net investment earnings on such amounts shall be payable to the holder of the Class II-X Certificate. Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of REMIC 1, REMIC 2 or REMIC 3, until released from the Basis Risk Reserve Fund pursuant to this Section 4.10. The Basis Risk Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and is not an asset of REMIC 1, REMIC 2 or REMIC 3. For all federal tax purposes, amounts transferred by the REMIC 1, REMIC 2 or REMIC 3 to the Reserve Fund shall be treated as amounts distributed by REMIC 1, REMIC 2 or REMIC 3 to the Class II-X Certificateholders. The Class II-X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall be invested by the Trustee in the Chase Vista Prime Money Market Fund. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.10(c) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holder of the Class II-X Certificate in the same manner as if distributed pursuant to Section 4.02(b)(v)J. hereof.

                  (d) On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Class II-A-1, Class II-M-1, Class II-M-2 and Class II-B Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the Class II-A-1, Class II-M-1, Class II-M-2 or Class II-B Certificates shall be distributed to the Holder of the Class II-X Certificate in the same manner as if distributed pursuant to Section 4.02(b)(v)J. hereof.

         SECTION 4.11.              Prepayment Penalties.

         For any Mortgage Loan in which a Prepayment Penalty is due, the Trustee will verify no later than 5 Business Days after each Distribution Date that the Servicer remitted an amount with respect to such Prepayment Penalty. The Trustee is not responsible for verifying whether the amount of such Prepayment Penalty is correct. The Trustee shall provide a report (the "Prepayment Penalty Report") to the Servicer listing any Mortgage Loans for which a Prepayment Penalty was due but not received by the Trustee no later than the Business Day immediately preceding the related Distribution Date. If the Servicer fails to remit a Prepayment Penalty to the Trustee, and the Trustee notified the Servicer that such Prepayment Penalty was due but not received and the Servicer fails to remit such Prepayment Penalty or to provide the Trustee with an Officer's Certificate providing a written explanation of the Servicer's determination not to pursue the collection of such Prepayment Penalty within four Business Days of the date of the Prepayment Penalty Report, the Trustee will promptly provide notice in writing of such failure to the Depositor. The Trustee shall have no further responsibilities with respect to such Prepayment Penalties.






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                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01.              The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate,
(B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Payments to the Certificate Insurer shall be made by wire transfer of immediately accessible funds.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee shall have no liability for transfers, including transfers made through the book-entry




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

facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates made in violation of applicable restrictions.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit K (the "TRANSFEROR CERTIFICATE") and
(i) deliver a letter in substantially the form of either Exhibit L (the "INVESTMENT LETTER") or Exhibit M (the "RULE 144A LETTER") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth




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in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit L or Exhibit M), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have




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agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form attached hereto as Exhibit J.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.




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                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the




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Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE CERTIFICATES") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Sellers, the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee (and the Certificate Insurer with respect to the Insured Certificates) such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

                  The Servicer, the Trustee (and the Certificate Insurer with respect to the Insured Certificates) and any agent of the Servicer (and the Certificate Insurer with respect to the Insured Certificates) or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer (and the Certificate Insurer with respect to the Insured Certificates), the Trustee or any agent of the Servicer (and the Certificate Insurer with respect to the Insured Certificates) or the Trustee shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.




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                  If three or more Certificateholders (a) request such
information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Pennsylvania where the Pool Insurance Policy shall be delivered. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.




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                                   ARTICLE VI

                   THE DEPOSITOR, THE SELLER AND THE SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor, the Sellers and the Servicers.

                  The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, the Seller or the Servicer.

                  The Depositor, the Seller and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Seller or the Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

                  Any Person into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of the Servicer shall be an institution which is a FNMA or FHLMC approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee and the Certificate Insurer a letter from each of the Rating Agencies, determined without regard to the Certificate Insurance Policy with respect to the Insured Certificates, to the effect that such merger, conversion or consolidation of the Servicer will not result in a disqualification, withdrawal or downgrade of the then current rating of any of the Certificates.

         SECTION 6.03. Limitation on Liability of the Depositor, the Seller, the Servicer and Others.

                  None of the Depositor, the Seller, the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful




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misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         SECTION 6.04. Limitation on Resignation of the Servicer.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment, pursuant to the provisions of
Section 7.02, of a successor servicer which (i) has a net worth of not less than $15,000,000, (ii) is a FNMA or FHLMC approved company in good standing and receipt by the Trustee and the Certificate Insurer of a letter from each Rating Agency (determined without regard to the Certificate Insurance Policy with respect to the Insured Certificates) that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates and (iii) has the written approval of the Certificate Insurer (which approval shall not be unreasonably withheld) and of the Pool Insurer as contemplated under the Pool Insurance Policy to the extent such successor servicer is the servicer of the Group I Mortgage Loans, or
(b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder and the requirements of Section 7.02 have been satisfied.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders




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         of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, or if any of the representations and warranties of the Servicer in Section 2.03(b) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) failure by the Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                  (vii) for any Distribution Date, cumulative Realized Losses on the Mortgage Loans equal or exceed 15% of the Aggregate Collateral Balance as of the Cut-off Date.

                  Other than an Event of Default resulting from a failure of the Servicer to make any Advance, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency, the Certificate Insurer and the Pool Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default results from the failure of the Servicer to make an Advance, the Trustee shall, by notice in writing to the Servicer and the Depositor (with a copy to each Rating Agency, the Certificate Insurer and the Pool Insurer), terminate all of the rights




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and obligations of the Servicer under this Agreement and in and to the related
Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

                  Upon receipt by the Servicer of such written notice of termination, all authority and power of the Servicer under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the related Mortgage Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement or the resignation of the Servicer pursuant to Section 6.04, the Trustee shall, subject to and to the extent provided herein and subject to the written approval of the Pool Insurer, be the successor to the Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the related Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of the Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (such acknowledgment to be determined without regard to the Certificate Insurance Policy), as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a FNMA or FHLMC approved seller/servicer for first and second loans in good standing, which has a net worth of at least $15,000,000, which is willing to service the related Mortgage Loans,




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which is approved in writing by the Pool Insurer and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; PROVIDED that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation (without regard to the Certificate Insurance Policy). Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  In connection with the termination or resignation of any Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

                  Any successor to the Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

         SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, Certificate Insurer and to each Rating Agency.




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                  (b) Within 60 days after the occurrence of any Event of
Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

         SECTION 7.04. Termination by the Certificate Insurer.

                  (a) In addition to the other termination provisions herein, the Certificate Insurer has the right to terminate all of the Servicer's rights as servicer hereunder, upon not less than 30 days prior written notice to the Servicer with a copy to the Trustee, the Pool Insurer and each Rating Agency, if the Certificate Insurer reasonably determines, after consultation with the Servicer, that the litigation described in Schedule I to the Insurance Agreement or any other similar litigation to which the Servicer is a party, including any final judgement or settlement resulting from such litigation, may, in the good faith judgment of the Certificate Insurer, reasonably be expected to result in a material adverse effect on the Servicer's ability to perform its obligations as servicer under this Agreement. Any such termination will be subject to all applicable requirements under this Agreement, except as modified in this Section
7.04. Any such termination shall not affect the Servicer's entitlement to payment or reimbursement as provided in Section 3.08, including for servicing compensation, to the extent that such payment or reimbursement arises relates to the period prior to the termination if the Servicer.

                  (b) Notwithstanding the foregoing, no termination under this
Section 7.04 shall be effective until the completion of the purchase of the rights to service the Mortgage Loans under this Agreement from the Servicer by a successor servicer, as provided in subsections (d) and (e) below. Following the date of giving of notice by the Certificate Insurer under subsection (a) above, the Servicer shall have a period of up to 90 days during which to arrange for the purchase of the servicing rights by a successor servicer. If the servicing rights are not purchased during that period, then the Certificate Insurer shall have an additional period of up to 90 days in which to arrange for the purchase of the servicing rights from the Servicer by a successor servicer. If the servicing rights are still not purchased at the end of the second 90 day period, then the Certificate Insurer's notice of termination under subsection (a) will be of no further effect.

                  (c) Any successor servicer under this Section 7.04 must be an institution which is a FNMA or FHLMC approved seller/servicer for first and second mortgage loans in good standing, which has a net worth of at least $15,000,000, and which is approved in writing by the Pool Insurer and the Certificate Insurer. Furthermore, as a condition to the designation of any successor servicer, each Rating Agency must acknowledge that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such designation (without regard to the Certificate Insurance Policy). Any successor servicer shall comply with the second and third paragraphs of Section 7.02. The Trustee may bid for and become the successor servicer in connection with a termination under this Section 7.04, but only upon payment of consideration for the purchase of the rights to service the Mortgage Loans under this Agreement as contemplated in this Section 7.04. Pending designation of a successor servicer under this
Section 7.04, the Servicer shall continue to act as servicer hereunder, provided that no termination under Section 7.01 occurs. The Servicer shall cooperate with the Trustee and the successor servicer in all actions necessary to effectuate the transfer of servicing responsibilities.




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                  (d) In connection with any solicitation or sale of the rights to service the Mortgage Loans under this Agreement by the Servicer to a successor servicer, the following procedures shall apply. The Servicer shall prepare appropriate "request for proposal" materials and shall provide copies thereof to the Certificate Insurer and the Trustee. The Servicer shall solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least 3 entities that meet the eligibility criteria of Section
7.02 and are reasonably acceptable to the Trustee, the Pool Insurer and the Certificate Insurer; or, if 3 such entities cannot be located, then from as many entities meeting the above requirements as can be located by the Servicer. The bid proposal shall require the successful bidder, as a condition of such bid, to execute an agreement containing an assumption by such entity of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.04 hereunder), with like effect as if originally named as a party to this Agreement, and agreeing to accept as compensation the servicing compensation provided in Section 3.14 herein. The Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell the rights to service the Mortgage Loans, as well as any out-of-pocket costs incurred in connection with the transfer to a successor servicer under this Section 7.04, including any such costs that are incurred by the Servicer, the Trustee, the Certificate Insurer or any Custodian. Subject to the foregoing and to any other outstanding obligations of the Servicer under this Agreement, the Servicer shall be entitled to receive the net cash proceeds of the sale of the servicing rights to the successor servicer.

                  (e) Any solicitation or sale of the rights to service the Mortgage Loans under this Agreement to a successor servicer arranged by the Certificate Insurer shall be conducted under procedures similar to subsection
(d) above, using "request for proposal" materials prepared by the Servicer. The bids shall be solicited by the Certificate Insurer, and the Servicer will be responsible for all out-of-pocket costs of the Certificate Insurer in arranging or attempting to arrange any such sale.

                  (f) The Certificate Insurer shall be a third party beneficiary of the provisions of this Section 7.04.




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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of the Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.




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         SECTION 8.02. Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the




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         Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

         SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, or of MERS or the MERS(R) System, other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, the Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

                  The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and the Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Custodial Agreement, (c) the Certificates, or (d) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.




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Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

         SECTION 8.06. Eligibility Requirements for the Trustee.

                  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; PROVIDED, HOWEVER, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

         SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Certificate Insurer, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to
Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in
Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and the Seller and one copy to the successor trustee.




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                  The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency and the Certificate Insurer by the successor trustee. All costs and expenses incurred by the Trustee in connection with the removal of the Trustee without cause shall be reimbursed to the Trustee from amounts on deposit in the Collection Account.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of the Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.




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

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of




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the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. Tax Matters.

                  It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC 1, REMIC 2, and REMIC 3 containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that the assets of each of REMIC 1, REMIC 2 and REMIC 3 be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non- Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are




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outstanding so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 as a
REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

                  To the extent that they are under its control, the Servicer shall conduct matters relating to the assets of each REMIC at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions. The Servicer shall not knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from




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

a breach by the Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section
2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Servicer or Seller fails to honor its obligations under the preceding clauses
(i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

                  The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class II-X Certificateholder and that is not an asset of the REMICs. The Trustee shall treat the rights of the Class II-A-1, Class II-M-1, Class II-M-2, and Class II-B Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class II-X Certificateholder in favor of the Class II-A-1, Class II-M-1, Class II-M-2, and Class II-B Certificateholders. Thus, each Certificate other than the Class II-X Certificates shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the REMIC Regular interests, the Trustee shall assume that the interest rate cap contract has a value of $5,000.

                  Neither the Servicer nor the Trustee shall enter into any arrangement by which any of REMIC 1, REMIC 2 or REMIC 3 will receive a fee or other compensation for services nor permit any of REMIC 1, REMIC 2 or REMIC 3 to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         SECTION 8.12. Periodic Filings.

                  The Trustee shall, on behalf of the Trust Fund, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and the Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.




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

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Purchase of the Mortgage Loans.

                  Subject to Section 9.03, the rights, obligations and responsibilities of the Depositor, the Seller, the Servicer and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Mortgage Rate and
(B) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of any such repurchase, aggregating less than ten percent of the Aggregate Collateral Balance of the Mortgage Loans as of the Cut-off Date and the payment to the Certificate Insurer of all amounts due to it under this Agreement or the Insurance Agreement.

         SECTION 9.02. Final Distribution on the Certificates.

                  If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder and the Certificate Insurer. If the Depositor elects to terminate the Trust Fund pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders the Depositor shall notify the Servicer and the Certificate Insurer and the Trustee of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which




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such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in
Section 4.02, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Collection Accounts (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund concurrently on a pro rata basis.

         SECTION 9.03. Additional Termination Requirements.

                  (a) In the event that the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1)      Within 90 days prior to the final
                                    Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the

                                    Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

                           (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

                                            On the date specified for final
                                    payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and any REMIC) shall terminate at that time.

                  (b) The Trustee as agent for REMIC 1, REMIC 2 and REMIC 3 hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                  (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; PROVIDED that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; PROVIDED, HOWEVER, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency (determined without regard to the Certificate Insurance Policy) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such




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

letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC 1, REMIC 2 or REMIC 3 as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, PROVIDED that the Trustee and the Certificate Insurer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. Any amendments to this Agreement shall be subject to Section 4.07(q).

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it and the Certificate Insurer shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder if the consent of Certificateholders was required, the Certificate Insurer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         SECTION 10.02. Recordation of Agreement; Counterparts.

                  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. [Reserved]

         SECTION 10.05. Notices.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

                           (1) Any material change or amendment to this Agreement;

                           (2) The occurrence of any Event of Default that has not been cured;

                           (3) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

                           (4) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

                           (5)      The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following to the extent such items are in its possession:

                           (1) Each report to Certificateholders described in Section 4.06 and 3.19;

                           (2) Each annual statement as to compliance described in Section 3.16;

                           (3) Each annual independent public accountants' servicing report described in Section 3.17; and

                           (4) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor and the Seller, Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Helaine Hebble (with a copy to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), (b) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (c) in the case of the Servicer, 1776 SW Madison, Portland, Oregon 97205 Attention: Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer, (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (e) in the case of the Special Servicer, Vesta Servicing, L.P., 9600 Great Hills Trail, Suite 300-E, Austin, Texas, Attention:
Jeff Neal and (f) in the case of the Certificate Insurer, at the address specified in Section 4.07(m). Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; PROVIDED, HOWEVER, that neither the Depositor nor the Trustee shall consent to any such assignment unless each Rating Agency has confirmed in writing (determined without regard to the Certificate Insurance Policy) that such assignment will not cause a reduction or withdrawal of the ratings then assigned by it to any Class of Certificates.

         SECTION 10.08. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            CREDIT SUISSE FIRST BOSTON MORTGAGE
                                            SECURITIES CORP.,
                                            as Depositor


                                            By:________________________________
                                            Name:
                                            Title:


                                            THE CHASE MANHATTAN BANK
                                            as Trustee


                                            By:________________________________
                                            Name:
                                            Title:


                                            DLJ MORTGAGE CAPITAL, INC.,
                                            as Seller


                                            By:________________________________
                                            Name:
                                            Title:


                                            WILSHIRE CREDIT CORPORATION,
                                            as Servicer


                                            By:________________________________
                                            Name:
                                            Title:

                                            VESTA SERVICING, L.P.,
                                            as Special Servicer


                                            By:________________________________
                                            Name:

                                     Title:

                          [NOTARY PAGES TO BE ATTACHED]

                                    EXHIBIT A

                          [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

Certificate No.[__]                      [___]% Interest Rate

Cut-off Date:                            Initial Certificate Balance
July 1, 2001                             of this Certificate ("Denomination"):
                                         $[__________]

First Distribution Date:                 Initial [Certificate Balances]
August 27, 2001                          of all Certificates of this Class:
                                         $[__________]
Maturity Date:
[___________]                            CUSIP: [___________]



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire

Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT B

                        [FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE [BUT NOT IF THE DEPOSITOR DELIVERS TO THE TRUSTEE AN OFFICER'S CERTIFICATE TO THE EFFECT THAT SUCH RESTRICTIONS NO LONGER APPLY] EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OFFICER'S CERTIFICATE OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A
TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT

AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

Certificate No.[__]                        [___]% Interest Rate

Cut-off Date:                             Initial Certificate Balance
July 1, 2001                              of this Certificate ("Denomination"):
                                          $[________]

First Distribution Date:                  Initial Certificate Balances
August 27, 2001                           of all Certificates of this Class:
                                          $[_________]
Maturity Date:
[______________]                          CUSIP: [_______]



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the

"Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.[__]                          [____]% Interest Rate

Cut-off Date:                                Initial Certificate Balance of this
July 1, 2001                                 Certificate("Denomination"):
                                             $[_____________]

First Distribution date:                     Initial Certificate Balances
August 27, 2001                              of all Certificates of this Class:
                                             $[_____________]
Maturity Date:
[___________]                                CUSIP: [__________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing the distributions allocable to the Class A-R-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R-[1][2][3] Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Class A-R-[1][2][3] Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund,
(ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class A-R-[1][2][3] Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R-[1][2][3] Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R-[1][2][3] Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Class A-R-[1][2][3] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R-[1][2][3] Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R-[1][2][3] Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R-[1][2][3] Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R-[1][2][3] Certificate must agree not to transfer an Ownership Interest in this Class

A-R-[1][2][3] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R- [1][2][3] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE [BUT NOT IF THE DEPOSITOR DELIVERS TO THE TRUSTEE AN OFFICER'S CERTIFICATE TO THE EFFECT THAT SUCH RESTRICTIONS NO LONGER APPLY] EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OFFICER'S CERTIFICATE OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.[__]                     [___]% Interest Rate

Cut-off Date:                           Initial Notional Amount
July 1, 2001                             of this Certificate ("Denomination"):
                                        $[___________]

First Distribution Date:                Initial Notional Amounts
August 27, 2001                         of all Certificates of this Class:
                                         $[___________]
Maturity Date:
[____________]                          CUSIP: [____________]

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT E

                      [FORM OF PRINCIPAL ONLY CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No. [___]                  [_____]% Interest Rate

Cut-off Date:                          Initial Certificate Balance
July 1, 2001                           of this Certificate ("Denomination"):
                                       $[___________]
First Distribution Date:               Initial Certificate Balances
August 27, 2001                        of all Certificates of this Class:
                                       $[___________]
Maturity Date:
[_________]                            CUSIP: [__________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT F

                          [FORM OF CLASS P CERTIFICATE]

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [___]                     [_____]% Interest Rate

Cut-off Date:                             Initial Certificate Balance
July 1, 2001                              of this Certificate ("Denomination"):
                                          $[___________]
First Distribution Date:                  Initial Certificate Balances
August 27, 2001                           of all Certificates of this Class:
                                          $[___________]
Maturity Date:
[_________]                               CUSIP: [__________]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2001 (the "Agreement") among the Depositor, DLJ Mortgage Capital Inc., as seller ("DLJMC"), Wilshire Credit Corporation, as servicer ("Wilshire"), Vesta Servicing, L.P., as special servicer ("Vesta") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicer, the Special Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class P Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-P Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class P Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  July 30, 2001

                                                      THE CHASE MANHATTAN BANK,
                                                      as Trustee

                                                      By________________________

Countersigned:


By_______________________________
  Authorized Signatory of
  THE CHASE MANHATTAN BANK,
  as Trustee

                                    EXHIBIT G

                         FORM OF REVERSE OF CERTIFICATES

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]

         This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. [The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.][The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date; provided that if this Certificate is not a Book- Entry Certificate, then the Record Date applicable to each Distribution Date is the last Business Day of the month next preceding such Distribution Date.]

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller, the Special Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Special Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Special Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 10% of the sum of the Aggregate Collateral Balance of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


--------------------------------------------------------------------------------
Dated:



                                         _____________________________________
                                         Signature by or on behalf of assignor





                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number __________ , or, if mailed by check, to _________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by _________________________, the assignee named above, or _______________________, as its agent.

                                    EXHIBIT H

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer/s]

[Seller]

[Certificate Insurer]
_________________________
_________________________


                  Re: Pooling and Servicing Agreement among the Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"),CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                           -----------------------------------------------------


Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

         (i) the original Mortgage Note in the name of the Trustee or endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

         (ii) a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

         The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. Neither the Custodian nor Trustee makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.



                                            BANK ONE TRUST COMPANY, N.A.
                                            as Custodian

                                            By:    __________________________
                                            Name:  __________________________
                                            Title: __________________________

                                    EXHIBIT I

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer/s]

[Seller]

[Certificate Insurer]
_____________________
_____________________

                  Re: Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"), CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                           -----------------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

         (i) the original Mortgage Note, endorsed in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

         (ii) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

         (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

         (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording;

         (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to such Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

         (vi) a duly executed assignment of the Mortgage in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

         (vii) the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller);

         (viii) the original or duplicate original lender's title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

         (ix) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii),
(iv), (vi), (ix) and (x) of the definition of the "Mortgage Loan Schedule" in
Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. Neither the Custodian nor the Trustee makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, neither the Custodian nor the Trustee has made no determination and makes no representations as to whether
(i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or

(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                            BANK ONE TRUST COMPANY, N.A.
                                            as Custodian

                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                    EXHIBIT J

                               TRANSFER AFFIDAVIT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15
                                 Class [_______]


STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class A-R-[1][2][3] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, among Credit Suisse First Boston Mortgage Securitites Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is [_____________].

         9. The Transferee is a United States Person.

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is (a) not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan or (b) an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan and will provide an Opinion of Counsel in accordance with the provisions of Agreement .

                                      * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .

                                            _________________________
                                            Print Name of Transferee

                                            By:_____________________________
                                               Name:
                                               Title:

[Corporate Seal]

ATTEST:


_____________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ______________, 20__.



                                     ___________________________
                                     NOTARY PUBLIC

                                     My Commission expires the _____  day of
                                     ________________________, 20____.

                                    EXHIBIT 1
                                       to
                                    EXHIBIT J


Certain Definitions
-------------------

         "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224 or successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.



                                      J-1-1

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                                       to
                                    EXHIBIT J

                        Section 5.02(c) of the Agreement
                        --------------------------------

         [TO BE INSERTED WHEN POOLING AND SERVICING AGREEMENT FINALIZED]


                                      J-2-1

                                    EXHIBIT K

                         FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention:  Helaine Hebble

The Chase Manhattan Bank
450 West 33rd Street, 16th Floor
New York, New York 10001


                  Re: Credit Suisse First Boston Mortgage Securities Corp., CSFB Trust Series 2001-S15 CSFB Mortgage Pass-Through Certificates, Series 2001-S15, Class [___]
                           -----------------------------------------------------

Ladies and Gentlemen:

                  In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                                     Very truly yours,

                                                     ___________________________
                                                     Print Name of Transferor

                                                     By:________________________
                                                            Authorized Officer

                                    EXHIBIT L

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention:  Helaine Hebble

The Chase Manhattan Bank
450 West 33rd  Street, 16th Floor
New York, New York 10001

      Re: Credit Suisse First Boston Mortgage Securities Corp.,
          CSFB Trust Series 2001-S15
          CSFB Mortgage Pass-Through Certificates, Series 2001-S15, Class [___]
          ---------------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the

Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                              Very truly yours,

                                              ____________________________
                                              Print Name of Transferee

                                              By:_________________________
                                                   Authorized Officer

                                    EXHIBIT M

                            FORM OF RULE 144A LETTER

____________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York  10010
Attention:  Helaine Hebble

The Chase Manhattan Bank
450 West 33rd  Street, 16th Floor
New York, New York  10001

       Re: Credit Suisse First Boston Mortgage Securities Corp.,
           CSFB Trust Series 2001-S15
           CSFB Mortgage Pass-Through Certificates, Series 2001-S15, Class [___]
           ---------------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2,
(h) we are aware that the sale to us is being made in reliance on Rule 144A, and
(i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                                     Very truly yours,

                                                     ___________________________
                                                     Print Name of Transferee

                                                     By:________________________
                                                          Authorized Officer

ANNEX 1 TO EXHIBIT M

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

--------

1 Buyer must own and/or invest on a discretionary basis at lease $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      M-1-1

                  ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ___ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer


                                      M-1-2
is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                                     ___________________________
                                                             Print Name of Buyer

                                                     By:________________________
                                                          Name:
                                                          Title:

                                                     Date:______________________





                                      M-1-3

ANNEX 2 TO EXHIBIT M

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii)


                                      M-2-1
securities issued or guaranteed by the U.S. or any instrumentality thereof,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                         ______________________________
                                         Print Name of Buyer or Adviser

                                         By:___________________________
                                           Name:
                                           Title:

                                         IF AN ADVISER:

                                         ______________________________
                                         Print Name of Buyer

                                         Date:_________________________






                                      M-2-2

                                    EXHIBIT N

                               REQUEST FOR RELEASE
                                  (for Trustee)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           CSFB Trust Series 2001-S15
            CSFB Mortgage Pass-Through Certificates, Series 2001-S15

Loan Information
----------------

         Name of Mortgagor:             _____________________________

         Servicer
         Loan No.:                      _____________________________

Trustee
-------

         Name:

         Address:                       _____________________________
                                        _____________________________
                                        _____________________________
         Trustee
         Mortgage File No.:

         The undersigned Servicer hereby acknowledges that it has received from Bank One, National Association, as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee").

 ( ) Mortgage Note dated ____________, _______, in the original principal sum of $__________, made by ________. payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _________________ as instrument no.
         _____________________ in the County Recorder's Office of the County of
         ___________________, State of _______________ in book/reel/docket
         ________________ of official records at page/image ________________.

( )      Deed of Trust recorded on __________________ as instrument no.
         _________________ in the County Recorder's Office of the County of
         ________________, State of _______________ in book/reel/docket
         ___________________________ of official records at page/image
         ________________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________________ as instrument no. ____________ in the County
         Recorder's Office of the County of __________, State of ___ in book/reel/docket _______________ of official records at page/image
         _______________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( )

         ( )

         ( )

         ( )

         The undersigned Servicer hereby acknowledges and agrees as follows:

                  (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                                     [Servicer]

                                                     By_________________________

                                                     Its________________________

Date: _________________, 20__

                                    EXHIBIT O

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [____________], 2001 (this "Subsequent Transfer Agreement"), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below (the "Seller"), and THE CHASE MANHATTAN BANK, a national banking association, as trustee (the "Trustee");

         WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Vesta Servicing, L.P., as a special servicer, Wilshire Credit Corporation, as a servicer, DLJ Mortgage Capital, Inc., as seller and The Chase Manhattan Bank, as trustee, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), in relation to the CSFB Mortgage Pass-Through Certificates, Series 2001-S15;

         WHEREAS, Sections 2.01(f) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

         (i) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be [_______________], 2001.

         (ii) The "Aggregate Subsequent Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $[_____________], provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

         (iii) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in
Section 2.01(f) of the Pooling and Servicing Agreement.

         (iv) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         (v) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing

Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

         (vi) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

         (vii) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

         (viii) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  CREDIT SUISSE FIRST BOSTON
                                  MORTGAGE SECURITIES CORP.
                                  as Depositor


                                  By:____________________________
                                  Name:
                                  Title:



                                  DLJ MORTGAGE CAPITAL, INC.,
                                  as Seller


                                  By:____________________________
                                  Name:
                                  Title:



                                  THE CHASE MANHATTAN BANK,
                                  not in its individual capacity, but solely as Trustee


                                  By:____________________________
                                  Name:
                                  Title:

                   Schedule A to Subsequent Transfer Agreement
                       [List of Subsequent Mortgage Loans]

                                   EXHIBIT P-1

                        COLLECTION ACCOUNT CERTIFICATION

                                    [ ], 20__

         [Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of July 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee").

Title of Account:          [Servicer's Name], in trust for the Holders of Credit
                           Suisse First Boston Mortgage Securities Corp., CSFB
                           Mortgage Pass-Through Certificates, Series 2001-S15.

Account Number:            ______________

Address of officer or branch
of the Company at
which Account is maintained:

                         ________________________
                         ________________________
                         ________________________



                         [Servicer's Name], AS SERVICER


                         By:       _________________________

                         Name:     _________________________

                         Title:    _________________________




                                      P-1-1

                                   EXHIBIT P-2

                       COLLECTION ACCOUNT LETTER AGREEMENT

                                    [ ], 20__

To:       ___________________
          ___________________
          ___________________
          (the "Depository")

         As Servicer under the Pooling and Servicing Agreement, dated as of July 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as "[Servicer's Name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSFB Mortgage Pass-Through Certificates, Series 2001-S15." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                         [Servicer's Name], AS SERVICER


                                         By:    _______________________

                                         Name:  _______________________

                                         Title: _______________________

                                         Date:  _______________________



                                      P-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                            ________________________________
                                                     Depository

                                         By:    _______________________

                                         Name:  _______________________

                                         Title: _______________________

                                         Date:  _______________________




                                      P-2-2

                                   EXHIBIT Q-1

                          ESCROW ACCOUNT CERTIFICATION

                                    [ ], 20__

         [Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of July 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee").

Title of Account:          "Credit Suisse First Boston Mortgage Securities
                           Corp., CSFB Mortgage Pass-Through Certificates,
                           Series 2001-S15"

Account Number:            __________________________

Address of officer or branch
of the Company at
which Account is maintained:

                              __________________________

                              __________________________

                              __________________________



                              [SERVICER'S NAME], AS SERVICER


                              By:    __________________________________

                              Name:  __________________________________

                              Title: __________________________________




                                      Q-1-1

                                   EXHIBIT Q-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                    [ ], 20__


To:  ________________________
     ________________________
     ________________________
         (the "Depository")

         As Servicer under the Pooling and Servicing Agreement, dated as of July 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"), Vesta Servicing, L.P. as special servicer ("Vesta") and The Chase Manhattan Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S15" All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER


By:       ________________________

Name:     ________________________

Title:    ________________________

Date:     ________________________




                                      Q-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

________________________
         Depository

By:       ________________________

Name:     ________________________

Title:    ________________________

Date:     ________________________




                                      Q-2-2

                                    EXHIBIT R

                            MONTHLY REMITTANCE ADVICE

1) Standard CPI Reports:

         T62C-Monthly Accounting Report
         T62E-Liquidation Report
         S50Y-Private Pool Detail Report
         S214-Summary of Paid in Full Collections
         S215-Summary of Collections
         P139-Trial Balance

2) Standard CPI Tape Format:

         SPNB Scheduled Balance Tape
         SPNB Determination Diskette/P45K

At such times as [_______________] is no longer the Servicer of the [________] Mortgage Loans under the Agreement, the Monthly Remittance Advice also shall include: (i) the aggregate Excess Servicing Fee to be remitted to [___________________] on the Distribution Date, (ii) the aggregate Prepayment Penalties collected by the Servicer of such loans during the preceding calendar month, and (iii) a list of the Mortgage Loans for which Prepayment Penalties are being remitted (including with respect to each related Mortgage Loan, the loan number, borrower name and dollar amount of Prepayment Penalties collected for such Mortgage Loan).




                                       R1

                                    EXHIBIT S

                               CUSTODIAL AGREEMENT

                                    EXHIBIT T

                      FORM OF CERTIFICATE INSURANCE POLICY

                            (Available Upon Request)

                                    EXHIBIT U

                              POOL INSURANCE POLICY

                            (Available Upon Request)

                                    EXHIBIT V

                         SPECIAL HAZARD INSURANCE POLICY

                            (Available Upon Request)

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                            (Available Upon Request)

                                   SCHEDULE II

                     SELLER'S REPRESENTATIONS AND WARRANTIES

       (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

      (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

      (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

       (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicer and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

      (vi) to the knowledge of the Seller, there are no actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement

                                  SCHEDULE III

                SPECIAL SERVICER'S REPRESENTATIONS AND WARRANTIES

         (i) the Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

         (ii) the Special Servicer has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) the execution and deliver by the Special Servicer of this Agreement have been duly authorized by all necessary corporate action on the part of the Special Servicer; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Special Servicer or its properties or the certificate of incorporation or bylaws of the Special Servicer, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Special Servicer's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) this Agreement has been duly executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of the Special Servicer enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

         (v) to the knowledge of the Special Servicer, there are no actions, litigation, suits or proceedings pending or threatened against the Special Servicer before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of the Special Servicer if determined adversely to the Special Servicer would reasonably be expected to materially and adversely affect the Special Servicer's ability to perform its obligations under this Agreement, other than as Special Servicer has previously advised Seller; and the Special Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.



                                      III-1

                                   SCHEDULE IV

                    SERVICER'S REPRESENTATIONS AND WARRANTIES


         (i) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

         (ii) the Servicer has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (iii) the execution and deliver by the Servicer of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the certificate of incorporation or bylaws of the Servicer, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Servicer's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (iv) this Agreement has been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of the Servicer enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

         (v) to the knowledge of the Servicer, there are no actions, litigation, suits or proceedings pending or threatened against the Servicer before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of the Servicer if determined adversely to the Servicer would reasonably be expected to materially and adversely affect the Servicer's ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and the Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   SCHEDULE V

          REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

         (i) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

         (ii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

         (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

         (iv) The Mortgage Loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such Mortgage Loan.

         (v) The information set forth in the Mortgage Loan Schedule, attached to the Agreement as Schedule I, is complete, true and correct in all material respects as of the Cut-off Date.

         (vi) With respect to any First Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any Second Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any Second Mortgage Loan, the related First Mortgage Loan, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any First Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor.

         (vii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.

         (viii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

         (ix) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (x) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property.

         (xi) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances.

         (xii) Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same.

         (xiii) The Mortgage File contains each of the documents specified in
Section 2.01(b) of the Agreement.

         (xiv) As of the Closing Date, each Mortgage Loan shall be serviced in all material respects in accordance with the terms of the Agreement.

         (xv) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If at the time of origination, the Mortgage Loan was required to have flood insurance coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, such Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (xvi) With respect to a First or Second Mortgage Loan, the Mortgage creates a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note.

         (xvii) As of the Cut-off Date, no Mortgage Loan is (a) a non-performing loan (i.e. a mortgage loan that is more than 90 days delinquent); (b) a re-performing loan (i.e. a mortgage loan that was more than 90 days delinquent within the twleve months period preceding the Cut-off Date but is contractually current); or (c) a sub-performing loan (i.e. a mortgage loan that is at least 30 days delinquent but subject to a payment plan or agreement pursuant to which the Mortgagor is contractually current);

         (xviii) With respect to the First Mortgage Loans included in the Trust Fund , with respect to Group I, 57.50%, and with respect to Group II, 53.75% of such First Mortgage Loans have a related Second Mortgage Loan included in the Trust Fund (based on the Cut-ff Date Principal Balance).

         (xix) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

                                   SCHEDULE VI

                          CLASS II-A-IO NOTIONAL AMOUNT


                                      VI-1